Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA February 2026 Prepared for: Alpha Metallurgical Resources, Inc. 340 Martin Luther King Jr. Blvd. Bristol, TN 37620 Prepared by: MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 2 Statement of Use and Preparation This updated Technical Report Summary (TRS) was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of Alpha. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). The statement is based on information provided by Alpha and reviewed by various professionals within Marshall Miller & Associates, Inc. (MM&A). MM&A professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this TRS related to coal resources and reserves is based on, and fairly represents, information compiled by the QPs. At the time of reporting, MM&A’s QPs have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activity they are undertaking to qualify as a QP as defined by the SEC. Each QP consents to the inclusion in this report of the matters based on their information in the form and context in which it appears. Certain information set forth in this report contains “forward-looking information,” including production, productivity, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking and the risks that could cause the actual results to differ materially are detailed in the body of this report. Marshall Miller & Associates, Inc. (MM&A) hereby consents (i) to the use of the information contained in this report dated December 31, 2025, relating to estimates of coal resources and coal reserves controlled by Alpha, (ii) to the use of MM&A’s name, any quotations from or summarizations of this TRS in Alpha’s SEC filings, and (iii) to the filing of this TRS as an exhibit to Alpha’s SEC filings. Qualified Person: /s/ Marshall Miller & Associates, Inc. Date: February 18, 2026

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 3 Table of Contents 1 Executive Summary .................................................................................................................... 9 1.1 Property Description ..................................................................................................... 9 1.2 Ownership ................................................................................................................... 10 1.3 Geology ....................................................................................................................... 10 1.4 Exploration Status ....................................................................................................... 11 1.5 Operations and Development ..................................................................................... 11 1.6 Mineral Reserve .......................................................................................................... 12 1.7 Capital Summary ......................................................................................................... 13 1.8 Operating Costs ........................................................................................................... 14 1.9 Economic Evaluation ................................................................................................... 16 1.9.1 Discounted Cash Flow Analysis ...................................................................... 18 1.9.2 Sensitivity Analysis ......................................................................................... 18 1.10 Permitting ................................................................................................................... 19 1.11 Conclusion and Recommendations .............................................................................. 19 2 Introduction ............................................................................................................................. 19 2.1 Registrant and Terms of Reference ............................................................................. 19 2.2 Information Sources .................................................................................................... 20 2.3 Scope of Assignment ................................................................................................... 20 2.4 Personal Inspections ................................................................................................... 21 3 Property Description ................................................................................................................ 21 3.1 Location ...................................................................................................................... 21 3.2 Titles, Claims or Leases ................................................................................................ 21 3.3 Mineral Rights ............................................................................................................. 23 3.4 Encumbrances ............................................................................................................. 23 3.5 Other Risks .................................................................................................................. 24 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography ............................... 24 4.1 Topography, Elevation, and Vegetation ....................................................................... 24 4.2 Access and Transport .................................................................................................. 24 4.3 Proximity to Population Centers .................................................................................. 25 4.4 Climate and Length of Operating Season ..................................................................... 25 4.5 Infrastructure .............................................................................................................. 25 5 History ...................................................................................................................................... 26 5.1 Previous Operation ..................................................................................................... 26 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 4 5.2 Previous Exploration ................................................................................................... 26 6 Geological Setting, Mineralization and Deposit ....................................................................... 26 6.1 Regional, Local and Property Geology ......................................................................... 26 6.2 Mineralization ............................................................................................................. 27 6.3 Deposits ...................................................................................................................... 28 7 Exploration ............................................................................................................................... 29 7.1 Nature and Extent of Exploration ................................................................................ 29 7.2 Drilling Procedures ...................................................................................................... 31 7.3 Hydrology .................................................................................................................... 31 7.4 Geotechnical Data ....................................................................................................... 32 8 Sample Preparation Analyses and Security .............................................................................. 32 8.1 Prior to Sending to the Lab .......................................................................................... 32 8.2 Lab Procedures............................................................................................................ 33 9 Data Verification ...................................................................................................................... 33 9.1 Procedures of Qualified Person ................................................................................... 33 9.2 Limitations .................................................................................................................. 34 9.3 Opinion of Qualified Person ........................................................................................ 34 10 Mineral Processing and Metallurgical Testing .......................................................................... 34 10.1 Testing Procedures ...................................................................................................... 34 10.2 Relationship of Tests to the Whole .............................................................................. 35 10.3 Lab Information ........................................................................................................... 35 10.4 Relevant Results .......................................................................................................... 35 11 Mineral Resource Estimates ..................................................................................................... 36 11.1 Assumptions, Parameters and Methodology ............................................................... 36 11.1.1 Geostatistical Analysis ................................................................................... 38 11.2 Resources Exclusive of Reserves .................................................................................. 41 11.2.1 Initial Economic Assessment .......................................................................... 42 11.3 Qualified Person’s Estimates ....................................................................................... 43 11.4 Qualified Person’s Opinion .......................................................................................... 44 12 Mineral Reserve Estimates ....................................................................................................... 44 12.1 Assumptions, Parameters and Methodology ............................................................... 44 12.2 Mineral Reserves ......................................................................................................... 46 12.2.1 Surface Reserves............................................................................................ 46 12.2.2 Underground Reserves .................................................................................. 48 12.3 Qualified Person’s Estimates ....................................................................................... 49

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 5 12.4 Qualified Person’s Opinion .......................................................................................... 49 13 Mining Methods ....................................................................................................................... 50 13.1 Geotech and Hydrology ............................................................................................... 50 13.2 Production Rates ......................................................................................................... 50 13.3 Mining-Related Requirements ..................................................................................... 51 13.3.1 Underground ................................................................................................. 51 13.4 Required Equipment and Personnel ............................................................................ 52 13.4.1 Underground Mines....................................................................................... 52 13.4.2 Surface Mines ................................................................................................ 54 14 Processing and Recovery Methods ........................................................................................... 56 14.1 Description or Flowsheet............................................................................................. 56 14.2 Requirements for Energy, Water, Material and Personnel ........................................... 59 15 Infrastructure ........................................................................................................................... 59 16 Market Studies ......................................................................................................................... 66 16.1 Market Description ..................................................................................................... 66 16.2 Price Forecasts ............................................................................................................ 67 16.3 Contract Requirements ............................................................................................... 67 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals ....................................................................................................................... 68 17.1 Results of Studies ........................................................................................................ 68 17.2 Requirements and Plans for Waste Disposal ................................................................ 68 17.3 Permit Requirements and Status ................................................................................. 69 17.4 Local Plans, Negotiations or Agreements ..................................................................... 72 17.5 Mine Closure Plans ...................................................................................................... 72 17.6 Qualified Person’s Opinion .......................................................................................... 72 18 Capital and Operating Costs ..................................................................................................... 72 18.1 Capital Cost Estimate................................................................................................... 72 18.2 Operating Cost Estimate .............................................................................................. 74 19 Economic Analysis .................................................................................................................... 75 19.1 Economic Evaluation ................................................................................................... 75 19.1.1 Introduction .................................................................................................. 75 19.1.2 Cash Flow Summary....................................................................................... 79 19.1.3 Discounted Cash Flow Analysis ...................................................................... 81 19.1.4 Sensitivity Analysis ......................................................................................... 81 20 Adjacent Properties.................................................................................................................. 82 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 6 20.1 Information Used ........................................................................................................ 82 21 Other Relevant Data and Information ...................................................................................... 82 22 Interpretation and Conclusions ................................................................................................ 83 22.1 Conclusion................................................................................................................... 83 22.2 Risk Factors ................................................................................................................. 83 22.2.1 Governing Assumptions ................................................................................. 84 22.2.2 Limitations ..................................................................................................... 84 22.2.3 Methodology ................................................................................................. 84 22.2.4 Development of the Risk Matrix .................................................................... 85 22.2.5 Categorization of Risk Levels and Color Code Convention .............................. 88 22.2.6 Description of the Coal Property .................................................................... 88 22.2.7 Risk Factors.................................................................................................... 89 23 Recommendations ................................................................................................................... 97 24 References................................................................................................................................ 97 25 Reliance on Information Provided by Registrant ..................................................................... 97 FIGURES (IN REPORT) Figure 1-1: Alpha’s Kingston Mining Complex Property Location Map ............................................... 10 Figure 1-2: Projected Capital Expenditures – Consolidated Kingston Mining Complex ....................... 14 Figure 1-3: Kingston Mining Complex Operating Costs ...................................................................... 15 Figure 1-4: Sensitivity of NPV ............................................................................................................ 18 Figure 6-1: Kingston Stratigraphic Column......................................................................................... 28 Figure 7-1: Kingston Cross-Section .................................................................................................... 30 Figure 11-1: Histogram of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex .......................................................................................... 39 Figure 11-2: Scatter plot of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex .......................................................................................... 39 Figure 11-3: Variogram of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex .......................................................................................... 40 Figure 11-4: Result of DHSA for the Middle Cedar Grove Seam Present in the Kingston Mining Complex .......................................................................................................................... 41 Figure 11-5: Results of Initial Economic Assessment .......................................................................... 43 Figure 13-1: Kingston Mine Permit Areas Aerial View ........................................................................ 54 Figure 14-1: Kingston Preparation Plant and Refuse Area .................................................................. 57 Figure 14-2: Kingston Preparation Plant and Refuse Area (Zoomed-In View) ..................................... 58 Figure 15-1: Kingston Overview ......................................................................................................... 60 Figure 15-2: Kingston Plant Area October 2022 ................................................................................. 61 Figure 15-3: Kingston Refuse Area October 2022 .............................................................................. 62

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 7 Figure 15-4: Kingston - Pax Loadout Surface Facilities ....................................................................... 63 Figure 15-5: Mammoth Facilities Overview ....................................................................................... 64 Figure 15-6: Mammoth Preparation Plant Layout 2022 ..................................................................... 65 Figure 15-7: Dunn Hollow Impoundment Refuse Disposal Area ......................................................... 66 Figure 18-1: Projected Capital Expenditures – Consolidated Kingston Operations ............................. 73 Figure 18-2: Kingston Mining Complex Operating Costs .................................................................... 75 Figure 19-1: Projection of Sales Tons ................................................................................................. 76 Figure 19-2: Consolidated Annual Revenue ....................................................................................... 77 Figure 19-3: Revenue, Cash Costs, and EBITDA .................................................................................. 78 Figure 19-4: Annual EBITDA ............................................................................................................... 79 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) ............................................................... 81 Figure 19-6: Sensitivity of NPV .......................................................................................................... 82 TABLES (IN REPORT) Table 1-1: Coal Resources Summary as of December 31, 2025 .......................................................... 12 Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025 ..................... 13 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA .......................................................... 16 Table 1-4: Project Cash Flow Summary ($000) ................................................................................... 17 Table 3-1: Mineral Control – Mid-West Virginia (Kingston) Complex ................................................. 22 Table 11-1: General Reserve & Resource Criteria .............................................................................. 37 Table 11-2: DHSA Results Summary for Radius from a Central Point ................................................. 41 Table 11-3: Results of Initial Economic Assessment ........................................................................... 43 Table 11-4: Coal Resources Summary as of December 31, 2025 ........................................................ 44 Table 12-1: Kingston Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025 ..... 47 Table 12-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025 ................... 49 Table 13-1: Kingston Mining Complex Underground Mine Production Schedule (x 1,000 Saleable Tons) ............................................................................................................................... 51 Table 13-2: Kingston Mining Complex Surface Mine Production Schedule (x 1,000 Saleable Tons) .... 51 Table 13-3: Kingston Mining Complex Highwall Mine Production Schedule (x 1,000 Saleable Tons) .. 51 Table 16-1: Dry Quality Specifications ............................................................................................... 67 Table 16-2: Price Forecasts ................................................................................................................ 67 Table 17-1: Kingston Refuse Disposal Summary ................................................................................ 69 Table 17-2: Kingston Mining Permits ................................................................................................. 71 Table 18-1: Summary of Capital Expenditures Schedule by Mine....................................................... 74 Table 18-2: Estimated Coal Production Taxes and Sales Costs ........................................................... 74 Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ........................................................ 78 Table 19-2: Project Cash Flow Summary ($000) ................................................................................. 79 Table 22-1: Probability Level Table .................................................................................................... 86 Table 22-2: Consequence Level Table ................................................................................................ 87 Table 22-3: Risk Matrix ...................................................................................................................... 88 Table 22-4: Risk Assessment Matrix .................................................................................................. 89 Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) ....................................... 90 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 8 Table 22-6: Environmental (Risks 3 and 4) ......................................................................................... 91 Table 22-7: Regulatory Requirements (Risk 5) ................................................................................... 91 Table 22-8: Market and Transportation (Risk 6)................................................................................. 92 Table 22-9: Market and Transportation (Risk 7)................................................................................. 92 Table 22-10: Methane Management (Risk 8) ..................................................................................... 93 Table 22-11: Mine Fires (Risk 9)......................................................................................................... 93 Table 22-12: Ground Control (Risk 10) ............................................................................................... 94 Table 22-13: Groundwater Inflow (Risk 11) ....................................................................................... 94 Table 22-14: Availability of Supplies and Equipment (Risk 12) ........................................................... 95 Table 25-1: Information from Registrant Relied Upon by MM&A ...................................................... 97 Appendices A .................................................................................................................................. Summary Tables B ............................................................................. Financial Details – Resources Exclusive of Reserves C ................................................................................................................................................... Maps

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

1 Executive Summary

1.1 Property Description

Alpha Metallurgical Resources, Inc. (***Alpha***) authorized **Marshall Miller & Associates, Inc.** (***MM&A***) to prepare this updated Technical Report Summary (*TRS*) of its controlled coal reserves located at the **Kingston Mining Complex** (***Kingston*** or the *Property*) in Raleigh and Fayette counties, West Virginia. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the **United States Securities and Exchange Commission** (***SEC***).

Coal resources and coal reserves are herein reported in imperial units of measurement.

The Kingston Mining Complex is comprised of the Kingston surface and underground operations. Active Kingston surface facilities and preparation plant for metallurgical coal operations are located near the community of Mossy, along Paint Creek in Fayette County, West Virginia. Kingston is located approximately 25 miles north of Beckley, West Virginia; The Pax loadout is in the community of Pax, located along Interstate Highway 64/77 and has access to the CSX railroad line. The Pax Loadout is 20 miles north of Beckley, West Virginia (see *Figure 1-1*).

Kingston properties are included within Alpha's Mid-West Virginia mineral holdings that are composed of approximately 244,948 total acres located in Raleigh, Boone, Fayette and Kanawha Counties, West Virginia. There are approximately 48 separate leases for the Mid-West Virginia Mineral Holdings Group which Kingston resource area is a part of.

MARSHALL MILLER & ASSOCIATES, INC. 9

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-1: Alpha's Kingston Mining Complex Property Location Map


Putnam
64
79
Webster
Cabell
Huntington
Charleston
Clay
Kanawha
Summersville
Lincoln
Nicholas
Boone
77
Greenbrier
Fayette
Kingston Property
Pax
Loadout
Mingo
Logan
64
Beckley
Wyoming
Raleigh
Summers
Monroe
Kentucky
West Virginia
Mercer
McDowell
Virginia
Bluefield

1.2 Ownership

The Kingston Property involves a complex combination of previous ownership. Predecessors of Alpha, namely **Alpha Natural Resources** (***Alpha***), and **Massey Energy** (***Massey***) previously held mining rights on most of the Property.

1.3 Geology

Coal seams with reserves of currently active operations at the Kingston Mining Complex include the Upper, Middle and Lower Clarion; Stockton, Upper Coalburg, Coalburg, Lower Coalburg, Upper Winifrede Rider, Upper Winifrede, Winifrede, Lower Winifrede, Upper Chilton A, Middle Chilton A, Chilton A Upper Split, Chilton A Lower Split, Chilton A, Chilton Rider, Upper Chilton, Lower Chilton, Chilton, Upper Hernshaw, Lower Hernshaw, Upper Cedar Grove Upper Split, Upper Cedar Grove Lower Split, Middle Cedar Grove, Lower Cedar Grove Upper Split, Lower Cedar Grove, Peerless Upper Split, Peerless Lower Split, Peerless C, Upper No. 2 Gas, Lower No. 2 Gas, Powellton, Lower Powellton, Powellton Lower Split, Powellton Lower Split Upper, Upper Eagle Rider 2, Powellton Lower Split Lower, Upper Eagle Rider, Upper Eagle, Eagle A, Eagle Upper Split, Eagle Lower Split, Eagle, Little Eagle, Little Eagle Lower Split, War Eagle, Glen Alum Tunnel Upper Split, Glen Alum Tunnel, Douglas, and Sewell seams. Coal seams below the Coalburg seam are all historically utilized as coking coal. Strata on the

MARSHALL MILLER & ASSOCIATES, INC. 10

MARSHALL MILLER & ASSOCIATES
Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Property, among the active sites, are mostly of the Pennsylvanian-aged (approximately 290 to 330 million years ago) Kanawha Formation. The lower most Sewell coal seam is part of the New River Formation of the Pottsville Series. The rock formations between the coal seams are characterized by proportions of sandstone and shale units. In general, the coal seams reach the highest structural elevations along the southeastern margin of the Property, dipping toward the northwest. The area is stable with no major faulting and gentle dips.

1.4 Exploration Status

The Property has been extensively explored, by drilling using continuous coring and rotary drilling methods but also by obtaining coal measurements at mine exposures, and by downhole geophysical methods. Most of the data was acquired or generated by previous owners of the Property. These sources comprise the primary data used in the evaluation of the coal resources and coal reserves on the Property. MM&A examined the data available for the evaluation and incorporated all pertinent information into this TRS. Where data were anomalous or not representative, that data was excluded from the digital databases and subsequent processing by MM&A.

Ongoing exploration has been carried out by Alpha since acquiring the Kingston Mining Complex. The Alpha acquired exploration data has been consistent with past drilling activities.

1.5 Operations and Development

As of December 31, 2025, the Kingston Mining Complex is comprised of one surface operation, Kingston. The surface mines are traditional contour strip mines that include supplemental highwall mining activity in major seams and are composed of four primary permit areas. The contour mining produces approximately 70% High-Vol A metallurgical coal product and 30% thermal coal. The HWM production is a High-Vol A metallurgical coal product. When fully developed, extraction is expected to come from 30 seams.

Active Kingston underground mine operations currently only consist of the Kingston 2 Mine. Kingston 2 produces a Mid-Vol product from the Douglas coal seam. Undeveloped Sewell seam reserves will produce a Low-Vol product. Haulage slope and ventilation shaft construction is ongoing for the development of the Wildcat Mine that will operate in the Sewell Seam.

Based on the mine plans developed as part of this TRS, annual deep mine production peaks at 1.8 million tons in 2029. Underground reserves will be depleted in 2036. Annual surface production peaks at 2.2 million tons in 2029 and highwall mine production peaks at 0.7 million tons in 2031. Surface reserves are depleted in 2033 while highwall reserves are depleted in 2034.

In addition to the mines, the Kingston Mining Complex includes the Kingston Preparation Plant and the Pax loadout facilities.

MARSHALL MILLER & ASSOCIATES, INC. 11

MARSHALL MILLER & ASSOCIATES
Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

The Kingston Preparation Plant has a design feed rate capacity of 700 raw tons per hour. Primary separation equipment includes heavy media vessels, heavy media cyclones, spirals, and flotation cells, supported by the requisite screens, centrifuges, sumps, pumps, and distribution systems. During the 2025 reporting year, the Kingston plant produced a product with a typical ash content of 8.68%, a typical sulfur content 0.72%, and a typical volatile matter content 23.39%. Coarse and fine refuse are disposed in an adjacent combined fill refuse area and impoundment. Plant utilization averaged 70.90% in 2025. Short line railroad connection to the CSX railroad is available at the Pax loadout as well as on-site barge loading on the Kanawha River at Marmet, West Virginia are also available. Sewell Seam production from the Wildcat Mine will be direct shipped through a dedicated loadout to the Mammoth plant for processing and shipping on the **Norfolk Southern (*NS*)** railroad. The Mammoth Plant had an average utilization of 9.30% in 2025.Mineral Resource

A coal resource estimate, summarized in *Table 1-1* was prepared as of December 31, 2025, for property controlled by Alpha.

Table 1-1: Coal Resources Summary as of December 31, 2025

	Coal Resource (Dry Tons, In Situ)			
Area or Seam	**Measured**	**Indicated**	**Inferred**	**Total**
Inclusive of Reserve/Converted to Reserve				
Kingston Surface	15,893,000	3,610,000	41,000	19,543,000
Kingston HWM	14,370,000	609,000	0	14,979,000
Wildcat (Sewell) (UG)	32,392,000	12,843,000	0	45,235,000
Kingston (Douglas) (UG)	7,449,000	1,746,000	0	9,195,000
Total	**70,104,000**	**18,806,000**	**41,000**	**88,951,000**
Exclusive of Reserve/Not Converted to Reserve				
Wildcat (Sewell) (UG)	13,266,000	10,206,000	0	23,472,000
Kingston (Douglas) (UG)	0	0	0	0
Total	**13,266,000**	**10,206,000**	**0**	**23,472,000**
Grand Total				
Total	**83,370,000**	**29,013,000**	**41,000**	**112,424,000**

Note (1): Resource tons are inclusive of reserve tons since they are the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Note (3): The Property contains 23.47 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2025.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

1.6 Mineral Reserve

The Resource estimate outlined in *Table 1-1* **inclusive** of reserves has been used as the basis for this Reserve calculation, which utilizes a reasonable Preliminary Feasibility Study, a Life-of Mine (*LOM*) Mine Plan and practical recovery factors. Production modeling was completed with an effective start date of October 1, 2025 for the underground mines and July 1, 2025 for the surface mines.

Factors that would typically preclude conversion of a coal resource to coal reserve, include the following: inferred resource classification; absence of coal quality; poor mine recovery; lack of access to the deposit; geological encumbrances associated with overlying and underlying strata; thin seam

MARSHALL MILLER & ASSOCIATES, INC. 12

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

trends; complex structures; and insufficient exploration data. The listed factors have all been considered. Reserve consideration excludes those portions of the resource area, which exhibit the aforementioned geologic and/or operational encumbrances.

Proven and probable coal reserves were derived from the defined in-situ coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socioeconomic, and regulatory factors. The proven and probable coal reserves on the Property are summarized below in *Table 1-2*.

Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025

	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)					Quality (Dry Basis)		
	By Reliability Category			By Permit Status				
Area/Seam	Proven	Probable	Total	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Kingston Surface	12,619,000	2,794,000	15,413,000	11,716,000	3,697,000	10	1.0	32
Kingston HWM	4,780,000	209,000	4,989,000	4,989,000	0	11	1.0	32
Wildcat (Sewell) (UG)	0	9,889,000	9,889,000	1,828,000	8,060,000	4	0.8	22
Kingston (Douglas) (UG)	2,527,000	507,000	3,034,000	1,587,000	1,447,000	6	1.0	23
Grand Total	**19,926,000**	**13,398,000**	**33,324,000**	**20,120,000**	**13,204,000**	**9**	**1.0**	**28**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

In summary, Alpha controls a total of 33.32 Mt (moist basis) of marketable coal reserves at Kingston as of December 31, 2025. Of that total, 60 percent are proven, and 40 percent are probable. Of the 33.32 Mt, 0.56 Mt are owned, and 32.77 Mt are leased coal reserves. Of the total, 15.41 Mt are surface mineable, 4.99 Mt are highwall mineable, and 12.9 Mt are underground mineable. The maps included in *Appendix C* reflect mining depletion at the time of the resource/reserve calculation taken from Alpha mine maps as of September 30, 2025 for the underground mines and as of June 30, 2025 for the surface mines. Mine depletion tonnages were supplied by Alpha through the end of 2025, and MM&A deducted this historical production from the mapped reserves in order to estimate reserves as of December 31, 2025.

1.7 Capital Summary

Alpha provided MM&A with information related to the number of currently operating production units at the Kingston Mining Complex. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement mine.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine

MARSHALL MILLER & ASSOCIATES, INC. 13

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Kingston operations is provided in *Figure 1-2* below.

Figure 1-2: Projected Capital Expenditures – Consolidated Kingston Mining Complex


$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$ Thousands
Underground Mines
Surface Mines
HWM
Prep Plant
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Year

1.8 Operating Costs

Alpha provided historical costs and budgeted projections of operating costs for its active mines including:

> Underground mine operations at Kingston 2.

> Surface mine operations at Kingston.

> Highwall miner operations at Kingston HWM.

MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for each mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare, and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes, insurance and bonding and other direct mining costs.

MARSHALL MILLER & ASSOCIATES, INC. 14

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Pricing data as provided by Alpha is described in *Table 16-2*. The pricing data assumes a flat-line long term realization average of $190 per short ton port loading, with an average of $128.45 netback pricing reflective of the mid-volatile product, and $183 per short ton port loading, with an average of $134.98 netback pricing reflective of the high-volatile product currently sold at Kingston. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $82 per short ton with an average of $78.98 per ton netback pricing. The LOM blended average netback pricing for the Kingston reserves is $124.62 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their Kingston business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Kingston Mining Complex.

A summary of the projected operating costs for the consolidated Kingston operations is provided in *Figure 1-3*.

Figure 1-3: Kingston Mining Complex Operating Costs


Labor
O&M Supplies
Maintenance and Repairs
Transport, Prep & Load
DD&A
Royalty & Wheelage
Other
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$/Ton
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Year

MARSHALL MILLER & ASSOCIATES, INC. 15

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

1.9 Economic Evaluation

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves and production rates may differ from Alpha's own budgetary projections. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2026.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities cost for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines' historical costs provided a useful reference for MM&A's cost estimates.

Table 1-3 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Kingston.

Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

-	LOM Tonnage	LOM Pre Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Underground Mines					
Kingston Mine #10 (Douglas)	1,807	$12,174	$6.74	$37,501	$20.76
Wildcat (Sewell)	9,889	$179,594	$18.16	$337,309	$34.11
Kingston #2 (Douglas)	1,268	$43,321	$34.18	$48,650	$38.38
Consolidated Deep Mines	**12,963**	**$235,089**	**$18.14**	**$423,461**	**$32.67**
Surface Mines					
Kingston	16,027	$217,567	$13.57	$311,065	$19.41
Consolidated Surface Mines	**16,027**	**$217,567**	**$13.57**	**$311,065**	**$19.41**
HWM Operations					
Kingston HWM	5,177	$302,179	$58.37	$312,499	$60.37
Consolidated HWMs	**5,177**	**$302,179**	**$58.37**	**$312,499**	**$60.37**
Grand Total	**34,166**	**$754,835**	**$22.09**	**$1,047,024**	**$30.64**

Note: LOM tonnage evaluated in the financial model includes October 2025 through December 2025 production for underground mines and July 2025 through December 2025 production for surface and highwall mines production (842,315 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2025.

MARSHALL MILLER & ASSOCIATES, INC. 16

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

As shown in *Table 1-3,* all the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Kingston operations show positive LOM P&L and EBITDA of $754.8 million and $1.0 billion, respectively.

Alpha's consolidated Kingston cash flow summary in constant dollars, excluding debt service, is shown in *Table 1-4* below.

Table 1-4: Project Cash Flow Summary ($000)

	Total	YE 12/31 2025	YE 12/31 2026	YE 12/31 2027	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030
Production & Sales tons	34,166	995	3,152	3,719	3,971	4,401	4,144
Total Revenue	$4,257,906	$122,997	$393,038	$466,477	$490,735	$546,449	$515,367
EBITDA	$1,047,024	$26,652	$89,058	$102,184	$122,582	$152,252	$135,673
Net Income	$603,432	$20,242	$48,154	$57,952	$77,795	$100,651	$85,546
Net Cash Provided by Operating Activities	$895,622	$17,686	$66,148	$88,939	$104,349	$126,712	$122,600
Purchases of Property, Plant, and Equipment	($244,945)	$0	($59,821)	($47,296)	($15,998)	($13,816)	($16,298)
Net Cash Flow	$650,677	$17,686	$6,326	$41,643	$88,351	$112,896	$106,302

	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033	YE 12/31 2034	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037
Production & Sales tons	3,998	3,916	3,643	1,196	778	252	0
Total Revenue	$496,223	$485,709	$452,820	$155,742	$99,968	$32,383	$0
EBITDA	$117,335	$114,522	$131,584	$44,886	$14,409	$3,527	($4,366)
Net Income	$65,189	$60,377	$86,776	$26,135	$131	($10,475)	($8,609)
Net Cash Provided by Operating Activities	$109,198	$105,867	$116,355	$59,629	$23,439	$12,251	($34,422)
Purchases of Property, Plant, and Equipment	($44,907)	($25,256)	($5,248)	($12,981)	($2,493)	($831)	$0
Net Cash Flow	$64,291	$80,611	$111,107	$46,648	$20,946	$11,420	($34,422)

	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040	YE 12/31 2041	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044
Production & Sales tons	0	0	0	0	0	0	0
Total Revenue	$0	$0	$0	$0	$0	$0	$0
EBITDA	($1,726)	($871)	($444)	($231)	($0)	($0)	($0)
Net Income	($3,414)	($1,700)	($866)	($451)	($0)	($0)	($0)
Net Cash Provided by Operating Activities	($11,826)	($5,656)	($2,828)	($2,818)	$0	$0	$0
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	($11,826)	($5,656)	($2,828)	($2,818)	$0	$0	$0

Note: 1) LOM tonnage evaluated in the financial model includes October 2025 through December 2025 production for underground mines and July 2025 through December 2025 production for surface and highwall mines production (842,315 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2025.
2) Results shown for 2025 represent 4th quarter only.

Consolidated cash flows are driven by annual sales tonnage, which grows from 3.2 million tons in 2026 to a peak of 4.4 million tons in 2029. Between years 2030 and 2036, sales range from 0.3 million to 4.1 million tons. Projected consolidated revenue grows from $393.0 million in 2026 to a peak of $546.4 million in 2029. Revenue totals $4.3 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, apart from post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $126.7 million in 2029 and totals $895.6 million over the project life. Capital expenditures total $153.2 million during the first five years and $244.9 million over the project's life.

MARSHALL MILLER & ASSOCIATES, INC. 17

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

1.9.1 Discounted Cash Flow Analysis

Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 15.80% discount rate, which represents MM&A's estimate of the constant dollar, risk adjusted WACC for market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $349.1 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Kingston reserves. The pre-feasibility financial model (+/- 20 percent in accuracy) prepared for the TRS was developed to test the economic viability of each coal resource area. A 5% operating cost contingency was included in the economic analysis. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and <u>not</u> for purposes of valuing Alpha or its Kingston assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

1.9.2 Sensitivity Analysis

Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 15.80% discount rate when Base Case sales prices, operating costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range.

Figure 1-4: Sensitivity of NPV


$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)
$(200,000)
$(300,000)
$ Thousands
-15%
-10%
-5%
0%
5%
10%
15%
Increments
Sales Price Sensitivity
OPEX Sensitivity
CAPEX Sensitivity
Discount Rate Sensitivity

MARSHALL MILLER & ASSOCIATES, INC. 18

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

As shown, NPV is quite sensitive to changes in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates.

1.10 Permitting

Alpha has obtained all mining and discharge permits to operate its active mines and processing, loadout, or related support facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Alpha, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*) and United States Fish and Wildlife (*USFW*)** involvement with state programs.

1.11 Conclusion and Recommendations

Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kingston Property. The data is of sufficient quantity and reliability to support the coal resource and coal reserve estimates in this TRS.

The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein.

This geologic evaluation conducted in conjunction with the preliminary feasibility study concludes that the 33.32 Mt of marketable underground and surface coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures.

2 Introduction

2.1 Registrant and Terms of Reference

This report was prepared for the sole use of **Alpha Metallurgical Resources, Inc.** (***Alpha***) and its affiliated and subsidiary companies and advisors.

The report provides a statement of coal reserves for Alpha located at the Kingston Mining Complex (*Kingston*) in Raleigh and Fayette Counties, West Virginia. Exploration results and Resource calculations were used as the basis for the mine planning and the preliminary feasibility study completed to determine the extent and viability of the reserve. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the **United States Securities and Exchange Commission (*SEC*)**.

MARSHALL MILLER & ASSOCIATES, INC. 19

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Coal resources and coal reserves are herein reported in imperial units of measurement.

2.2 Information Sources

The updated technical report is based on information provided by Alpha and reviewed by MM&A's professionals, including geologists, mining engineers, civil engineers, and environmental scientists. MM&A's professionals hold professional registrations and memberships which qualify them as Qualified Persons in accordance with SEC guidelines.

Sources of data and information are listed below in *Table 2-1*.

Table 2-1: Information Provided to MM&A by Alpha

Category	Information Provided by Alpha	Report Section
Geological	Geologic data including digital databases and original source data including geologist logs, driller's logs, geophysical logs.	9.1
Coal Quality	Database of coal quality information supplemented with original source laboratory sheets where available.	10.1
Mining	Historical productivities and manpower projections.	13.2, 13.4
Coal Preparation	Flow Sheet and other information related to coal processing.	14.1
Waste Disposal	Engineering data and estimates representing remaining capacities for coarse and fine coal waste disposal.	17.2
Costs	Historical and budgetary operating cost information used to derive cost drivers for reserve financial modeling	18.2

Note: While the sources of data listed in *Table 2-1* are not exhaustive, they represent a significant portion of information which supports this TRS. MM&A reviewed the provided data and found it to be reasonable prior to incorporating it into the TRS. The TRS contains "forward-looking information" including forecasts of productivity and annual coal production, operating and capital cost estimates, coal sales price forecasts, the assumption that Alpha will continue to acquire necessary permits, and other assumptions. The TRS statements and conclusions are not a guarantee of future performance and undue reliance should not be placed on them. The ability of Alpha to recover the estimated coal reserves is dependent on multiple factors beyond the control of MM&A including, but not limited to geologic factors, mining conditions, regulatory approvals, and changes in regulations. In all cases, the plans assume the Property is under competent management.

2.3 Scope of Assignment

Alpha engaged MM&A to conduct a coal reserve evaluation of the Alpha coal properties as of December 31, 2025. For the evaluation, the following tasks were to be completed:

- Conduct site visits of the mines and mine infrastructure facilities.
- Process the information supporting the estimation of coal resources and reserves into geological models.
- Develop life-of-reserve mine (*LOM*) plans and financial models.
- Hold discussions with Alpha company management; and
- Prepare and issue a Technical Report Summary providing a statement of coal reserves which would include:
  - A description of the mines and facilities.

MARSHALL MILLER & ASSOCIATES, INC. 20

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

- A description of the evaluation process.
- An estimation of coal reserves with compliance elements as stated under the SEC S-K1300 regulations that became effective for the first fiscal year commencing on or after January 1, 2021.

2.4 Personal Inspections

MM&A is familiar with the Kingston properties, having provided a variety of services in recent years and QP's involved in this TRS have conducted multiple site visits most recently September 2025.

3 Property Description

3.1 Location

The Kingston Mining Complex is in the Central Appalachian Basin in West Virginia (see *Figure 1-1*) north of Beckley, West Virginia, and south of Charleston, West Virginia. The Business Unit includes Kingston with two issued and one pending surface permits and one deep mine located in Raleigh and Fayette Counties. Kingston surface facilities are near the community of Mossy, along Paint Creek in Fayette County. The Pax loadout is in the community of Pax, located along Interstate Highway 64/77. These facilities are all 20 to 27 miles north of Beckley, WV, the county seat of Raleigh County. Numerous small communities are present throughout the Property.

The nearest major population centers are Charleston, West Virginia (45 miles north), Bristol, Virginia (160 miles south), Roanoke, Virginia (140 miles east), and Morgantown, West Virginia (170 miles north), and Lexington, KY (220 miles west). The Property is located on the following **United States Geological Survey (*USGS*)** Quadrangles: Dorothy, Pax, Arnett, and Eccles. The coordinate system and datum used for the model of the Kingston Mining Complex, and the subsequent maps were produced in the West Virginia State Plane South system, NAD 27.

3.2 Titles, Claims or Leases

Kingston properties are included within Alpha's Mid-West Virginia mineral holdings that are composed of approximately 244,948 acres located in Raleigh, Boone, Fayette and Kanawha Counties, West Virginia. There are approximately 48 separate leases for the Mid-West Virginia Mineral Holdings Group which Kingston resource area is a part of. Some leases expire over the next several years, but Alpha does not anticipate any challenges related to lease renewal. *Table 3-1* lists the Alpha's Mid-West Virginia (Kingston) mineral leases. MM&A has not carried out a separate title verification for the coal properties and has not verified leases, deeds, surveys, or other property control instruments pertinent to the subject resources. Alpha has represented to MM&A that it controls the mining rights to the reserves as shown on its property maps, and MM&A has accepted these as being a true and accurate

MARSHALL MILLER & ASSOCIATES, INC. 21

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

depiction of the mineral rights controlled by Alpha. The TRS assumes the Property is developed under responsible and experienced management.

Table 3-1: Mineral Control – Mid-West Virginia (Kingston) Complex

Reference File No.	Document Type	Expiration Date (1)	On-going Minimum Royalty (2)	On-going Production Royalty (3)
MD 1	Deed	N/A	N/A	N/A
MD 2	Deed	N/A	N/A	N/A
MD 3	Deed	N/A	N/A	N/A
MD 4	Deed	N/A	N/A	N/A
MD 5	Deed	N/A	N/A	N/A
MD 6	Deed	N/A	N/A	N/A
MD 7	Deed	N/A	N/A	N/A
MD 8	Deed	N/A	N/A	N/A
ML 01	Lease	1/1/2027	Yes	Yes
ML 01b	Lease	6/15/2029	Yes	Yes
ML 03	Lease	12/31/2033	Yes	Yes
ML 04	Lease	12/31/2030	Yes	Yes
ML 04b	Lease	2/18/2029	Yes	Yes
ML 05	Lease	7/31/2028	Yes	Yes
ML 06	Lease	5/9/2029	Yes	Yes
ML 07	Lease	12/31/2044	Yes	Yes
ML 09	Lease	12/31/2026	Yes	Yes
ML 10	Lease	Exhaustion	Yes	Yes
ML 11	Lease	1/18/2030	Yes	Yes
ML 12a	Lease	Exhaustion	Yes	Yes
ML 13	Lease	1/3/2030	Yes	Yes
ML 14	Lease	1/26/2027	Yes	Yes
ML 14c	Lease	11/29/2026	No	Yes
ML 15	Lease	8/31/2026	Yes	Yes
ML 16	Lease	5/26/2027	Yes	Yes
ML 17	Lease	12/31/2026	Yes	Yes
ML 18	Lease	8/31/2028	Yes	Yes
ML 19	Lease	8/31/2028	Yes	Yes
ML 20	Lease	12/31/2028	Yes	Yes
ML 21	Lease	4/30/2026	Yes	Yes
ML 22a	Lease	8/31/2028	No	Yes
ML 22b	Lease	8/31/2028	Yes	Yes
ML 23	Lease	5/31/2026	Yes	Yes
ML 24	Lease	5/31/2026	Yes	Yes
ML 25	Lease	12/6/2029	Yes	Yes
ML 26	Lease	10/28/2026	Yes	Yes
ML 27a	Lease	10/25/2030	Yes	Yes
ML 27b	Lease	3/9/2030	Yes	Yes
ML 28	Lease	12/6/2029	Yes	Yes
ML 29	Lease	12/31/2027	Yes	Yes
ML 30	Lease	6/14/2026	Yes	Yes
ML 32	Lease	2/11/2026	Yes	Yes
ML 33	Lease	12/31/2026	Yes	Yes

MARSHALL MILLER & ASSOCIATES, INC. 22

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Reference File No.	Document Type	Expiration Date (1)	On-going Minimum Royalty (2)	On-going Production Royalty (3)
ML 34	Lease	12/31/2050	Yes	Yes
ML 35	Lease	3/9/2030	Yes	Yes
ML 36	Lease	12/31/2044	Yes	Yes
ML 37	Lease	Exhaustion	Yes	Yes
ML 38	Lease	12/31/2026	Yes	Yes
ML 43	Lease	2/1/2026	Yes	Yes
ML 45	Lease	5/4/2026	Yes	Yes
ML 46	Lease	9/23/2026	Yes	Yes
ML 47	Lease	9/23/2026	Yes	Yes
ML 49	Lease	6/8/2027	Yes	Yes
ML 50	Lease	12/30/2028	Yes	Yes
ML 51	Lease	11/26/2029	Yes	Yes
ML 52	Lease	2/14/2030	No	Yes

(1) For leases with expiration dates, Company has option to renew or expects to renew until all mineable and merchantable coal is exhausted
(2) Minimum royalty payments are generally recoupable against future production royalties.
(3) Royalty rates range from 3% to 10% of gross selling price

3.3 Mineral Rights

Alpha supplied property control maps to MM&A related to properties for which mineral and/or surface property are controlled by Alpha. While MM&A accepted these representations as being true and accurate, MM&A has no knowledge of past property boundary disputes or other concerns, through past knowledge of the Property, that would signal concern over future mining operations or development potential.

Property control in Appalachia can be intricate. Coal mining properties are typically composed of numerous property tracts which are owned and/or leased from both land holding companies and private individuals or companies. It is common to encounter severed ownership, with different entities or individuals controlling the surface and mineral rights. Mineral control in the region is typically characterized by leases or ownership of larger tracts of land, with surface control comprised of smaller tracts, particularly in developed areas.

Control of the surface property is necessary to conduct surface mining but it is not necessary to conduct underground mining aside from limited areas required for seam access or ventilation infrastructure. Alpha's executive management team has a history of mining in Central Appalachia and has conveyed to MM&A that it has been successful in acquiring surface rights where needed for past operations.

3.4 Encumbrances

No Title Encumbrances are known. By assignment, MM&A did not complete a query related to Title Encumbrances.

MARSHALL MILLER & ASSOCIATES, INC. 23

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

3.5 Other Risks

There is always risk involved in property control. As is common practice, Alpha, and its predecessors, have had their legal teams examine the deeds and title control to minimize this risk. Historically, property control has not posed any significant challenges related to Kingston's operations.

4 Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1 Topography, Elevation, and Vegetation

Much of the topography of the area encompassed by the Kingston Mining Complex is typical of the Central Appalachian Plateau's physiographic province, being rugged deeply dissected by V-shaped river valleys, flanked by steep-sided upland regions. Terrain slopes in the area are mostly steep to very steep with some gently sloping with narrow ridges. Surface elevations near the mine operations range from approximately 1,200 feet above sea level at streams to approximately 3,000 feet at ridge tops. The area is heavily vegetated and has a significant amount of hardwood forests. The Property is not situated near any major urban centers.

4.2 Access and Transport

There is general access to the Kingston Property via a well-developed network of primary, secondary, and unimproved roads from U.S. interstates highways. Interstate 81 to the south and 77 to the east are the primary roads coming into the business unit region. Interstate 81 connects with Bristol, Virginia to the southwest and Roanoke, Virginia to the east. Interstate 77 connects with Charleston, West Virginia to the north and via interstate 64 with Lexington, Kentucky, to the northwest.

Numerous secondary and unimproved roads provide direct access to the mine property, some being federal, state, and town maintained. Interstate 64/77 is located near the eastern side of the Property and is the primary throughfare in the area connecting the Property to Beckley, Charleston, and Huntington, West Virginia, to the West and Lexington, Virginia, to the East. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal-, state-, and town-maintained. These include West Virginia State Route 1 which runs through the Property holdings and provides direct access to surface office facilities and preparation plant from points north and south. These roads typically stay open throughout the year. Within the Property, unimproved roads are utilized to access surface based deep mine infrastructure. The primary transport means of processed coal is CSX Railroad, which services the Pax Loadout. Additionally, coal is transported by over-the-road-truck to the Kanawha River for barge transportation at the Marmet dock and for processing at the Mammoth preparation plant with access to barge and the Kanawha River Railroad short line that connects to the Norfolk Southern Transportation railroads.

MARSHALL MILLER & ASSOCIATES, INC. 24

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 25 4.3 Proximity to Population Centers The Kingston Mining Complex is located approximately 15 miles northwest of the City of Beckley and is situated in Raleigh and Fayette Counties, West Virginia, with small portions falling in Kanawha County. There are no large population centers near mine operations. The nearest major population centers are Charleston, West Virginia (45 miles north), Bristol, Virginia (160 miles south), Roanoke, Virginia (140 miles east), and Morgantown, West Virginia (170 miles north), and Lexington, Kentucky (220 miles west). As of the 2020 census, Raleigh County had just over 73,300 residents and Fayette County had 40,488 residents. 4.4 Climate and Length of Operating Season The climate of the region is classified as humid continental with four distinct seasons: warm summers, cold winters, and moderate fall and spring seasons. Precipitation in the region is consistent throughout the year, 3 to 5 inches per month, with the most rain falling in spring and the early months of summer. Average yearly precipitation is 40 inches. Summer months typically begin in late May and end in early September and range in average temperature from 46 to 78 degrees Fahrenheit. Winters typically begin in mid to late November and run until mid to late March with average temperatures ranging from 19 to 52 degrees Fahrenheit. Precipitation in the winter typically comes in the form of snowfall or as a wintery mix (sleet and snow) with severe snowfall events occurring occasionally. Seasonal variations in climate typically do not affect underground mining in West Virginia. However, weather events could potentially negatively impact efficiency of surface and preparation plant operations on a limited basis and last less than a few days. 4.5 Infrastructure The Kingston Mining Complex has sources of water, power, personnel, and supplies readily available for use. Personnel have historically been sourced from the surrounding communities in Raleigh, Fayette, and surrounding Counties, and have proven to be adequate in number to conduct mining operations. As mining is common in the surrounding areas, the workforce is familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from Appalachian Power, a subsidiary of American Electric Power (AEP). The service industry in the areas surrounding the mine operations has historically provided supplies, equipment repairs and fabrication, etc. The Kingston Preparation Plant processes Kingston coal and is capable of shipping through the Pax Loadout or by barge on the Kanawha River. Pax Loadout services consumers with raw and washed coal via the CSX railroad. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to both surface plant facilities. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 26 5 History 5.1 Previous Operation The Kingston Property involves a complex combination of previous ownership. Coal mining in the area occurred for over a century. Predecessors of Alpha, namely Alpha Natural Resources (Alpha) and Massey Energy (Massey) previously held mining rights on much of the Property. 5.2 Previous Exploration Extensive exploration in the form of subsurface drill efforts has been carried out on the Property by numerous entities, most of which efforts were completed prior to the inception of Alpha. Diamond core and rotary drilling are the primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logs (e-logging). Coal sampling and quality analyses were also employed during the core-exploration process. The development of this report included an assessment of over 400 locations of coal measurements, comprised of exploration drill holes which often include several coal intercepts. In mine data measurements are included also. Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a substantial number of the past exploration holes, and currently logs most of the recent drilled holes. Drill hole locations used in this assessment are shown on the resource and reserve maps included in Appendix C. 6 Geological Setting, Mineralization and Deposit 6.1 Regional, Local and Property Geology The Property lies in the Central Appalachian Coal basin in the Appalachian Plateau physiographic province. The coal deposits in the eastern U.S. are the oldest and most extensively developed coal deposits in the country. The coal deposits on the Property are Carboniferous in age, being of the Pennsylvanian system. Overall, these Carboniferous coals contain two-fifths of the US’s bituminous coal deposits and extend over 900 miles from northern Alabama to Pennsylvania and are part of what is known as the Appalachian Basin. The Appalachian Basin is more than 250 miles wide and, in some portions, contains over 60 coal seams of varying economic significance. Strata on the Property are mostly of the Pennsylvanian-age Kanawha Formation and the older, lower Sewell seam is part of the New River Formation of the Pottsville Series. The rock formations between the coal seams are characterized by large proportions of sandstone interspersed with shale units.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Coal seams with remaining reserve or resource potential evaluated within this TRS include, in descending stratigraphic order the: Upper, Middle and Lower Clarion; Stockton, Upper Coalburg, Coalburg, Lower Coalburg, Upper Winifrede Rider, Upper Winifrede, Winifrede, Lower Winifrede, Upper Chilton A, Middle Chilton A , Chilton A Upper Split, Chilton A Lower Split, Chilton A, Chilton Rider, Upper Chilton, Lower Chilton, Chilton, Upper Hernshaw, Lower Hernshaw, Upper Cedar Grove Upper Split, Upper Cedar Grove Lower Split, Middle Cedar Grove, Lower Cedar Grove Upper Split, Lower Cedar Grove, Peerless Upper Split, Peerless Lower Split, Peerless C, Upper No. 2 Gas, Lower No. 2 Gas, Powellton, Lower Powellton, Powellton Lower Split, Powellton Lower Split Upper, Upper Eagle Rider 2, Powellton Lower Split Lower, Upper Eagle Rider, Upper Eagle, Eagle A, Eagle Upper Split, Eagle Lower Split, Eagle, Little Eagle, Little Eagle Lower Split, War Eagle, Glen Alum Tunnel Upper Split, Glen Alum Tunnel Douglas and Sewell seams.

6.2 Mineralization

The generalized stratigraphic columnar section in *Figure 6-1* demonstrates the vertical relationship of the principal coal seams and rock formations on the Kingston Property.

MARSHALL MILLER & ASSOCIATES, INC. 27

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 6-1: Kingston Stratigraphic Column


Depth (feet)
Stockton (52000)
Coalburg (51000)
Lower Coalburg (51200)
Upper Winifrede Rider
Upper Winifrede (50400)
Lower Winifrede (50200)
Upper Chilton A (49400)
Middle Chilton A (49300)
Chilton A Upper Split
Chilton A Lower Split
Chilton Rider (49000)
Chilton (47000)
Upper Hernshaw (46400)
Lower Hernshaw (46200)
Upper Cedar Grove Upper Split (42000)
Upper Cedar Grove Lower Split (41200)
Middle Cedar Grove (38000)
Lower Cedar Grove Upper Split (36000)
Lower Cedar Grove (35000)
Peerless Upper Split (34000)
Peerless Lower Split (33000)
Upper No. 2 Gas (30400)
Lower No. 2 Gas (30200)
Powellton (29000)
Powellton Lower Split (29300)
Powellton Lower Split Upper (28400)
Powellton Lower Split Lower (28200)
Upper Eagle (26000)
Eagle A (25000)
Eagle Upper Split (24400)
Eagle Lower Split (24200)
War Eagle (19000)
Glen Alum Tunnel Upper Split (18400)
Glen Alum Tunnel (18000)
Douglas (15000)
Sewell (9000)
Mapped Reserve/Resource Coal Seam

6.3 Deposits

The Kingston Mining Complex currently produces predominantly a High-Volatile-A product and Mid-Volatile product (with by-product thermal coal).

Due to the long history of mining in the region, high value of these coking coals, all the seams have been extensively mined in the past. The coal seams reach the highest structural elevations along the southeastern margin of the Property, dipping toward the northwest. The surface mine seams, and the Douglas seam are all situated above drainage or near and are therefore accessible via outcrop. The Sewell seam is below drainage and has not been developed. The rock formations between the coal seams are characterized by sandstone and shale units interspersed throughout.

MARSHALL MILLER & ASSOCIATES, INC. 28

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

7 Exploration

7.1 Nature and Extent of Exploration

The Property has been extensively explored by subsurface drilling efforts carried out by numerous entities, most of which were completed prior to ownership by Alpha.

Diamond core and rotary drilling are the primary types of exploration on the Property. Diamond core drilling produces rock core samples from the hole. Data for coal bed correlations and strata mining conditions are derived from core descriptions and geophysical logging (e-logging). Geophysical logs are produced from a probe that surveys the drill hole void. Rock stratum types are interpreted from log signatures produced from the probe which commonly include a hole caliper, rock density and gamma readings. Coal-quality analyses were also employed during the core-exploration process.

Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a substantial number of the past exploration holes, including most of the recently drilled holes.

The Location of the drill holes are shown on the maps included in *Appendix C.*

The concentration of exploration varies slightly across the Property. Drilling on the Property is typically sufficient for delineation of potential surface and highwall miner benches, and deep mineable seams. Core logging is carried out by professional geologists in cases where roof and floor strata are of particular interest and in cases where greater resolution and geologic detail are needed. However, most drill hole data come from simplified driller's logs, which lack details regarding geotechnical conditions and specific geology, making correlations and floor and roof conditions difficult to determine. Geophysical logging (e-logging) techniques, by contrast, document specific details useful for geologic interpretation and mining conditions. Given the variability of data-gathering methods employed, *definitive* mapping of future mining conditions may not be possible, but projections and assumptions can be made within a *reasonable* degree of certainty. A significant effort was put into verifying the integrity of the database. Once this was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations. Forty-two individual coal seams or splits were identified, correlated, and modelled for resource/reserve potential in the Kingston Mining Complex.

A typical cross-section is shown in *Figure 7-1.*

MARSHALL MILLER & ASSOCIATES, INC. 29

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 7-1: Kingston Cross-Section


Stockton
Coalburg
Lower Coalburg
Winifrede
Chilton Rider
Upper Chilton
Lower Chilton
Upper Hernshaw
Lower Hernshaw
Middle Cedar Grove
Peerless Upper Split
U/L No. 2 Gas
Powellton
Upper Eagle
Eagle
Douglas
Sewell

Due to the long history of exploration by various parties on the Property, a wide variety of survey techniques exist for documentation of data point locations. Many of the older exploration drill holes appear to have been located by survey and more recently completed drill holes are often located by high-resolution Global Positioning System (*GPS*) units. However, some holes appear to have been located using USGS topography maps or other methods which are less accurate. Therefore, discretion had to be used regarding the accuracy for the location and ground surface elevation of some of these older drill holes. In instances where a drill hole location (or associated coal seam elevations) was inconsistent with the overall structural trend (or surface topography for surface-mineable areas), the

MARSHALL MILLER & ASSOCIATES, INC. 30

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 31 data point was not honored for geological modeling. Others with minor variances were adjusted or then used by MM&A. Surveying of the underground and surface mined areas has been performed by the mine operators and/or their consulting surveyors. By assignment, MM&A did not verify the accuracy or completeness of the supplied mine maps but accepted this information as being the work of responsible engineers and surveyors, as required by both State and Federal Law. MM&A compiled comprehensive topographic map files by selecting the best available aerial mapping for each area. In the case of active surface mines, digital flown topography was utilized to reference original seam outcrop positions. 7.2 Drilling Procedures Core drilling methods utilize NX-size (21/8 inch) or similar-sized core cylinders to recover core samples, which can be used to delineate geologic characteristics, and for coal quality testing and geotechnical logging. For the cored holes, the geophysical logs are especially useful in verifying the percent of core recovery of both the coal samples (for assurance that sample is representative of the full seam) and of the roof and floor rock samples (for evaluating ground control characteristics of deep mineable coal seams). In addition to the core holes, rotary drilled holes also exist on the Property. Data for the rotary drilled holes is derived from downhole geophysical logs, which are used to interpret coal and rock thickness and depth since logging of the drill cuttings is not reliable in this application. A wide variety of core-logging techniques exist for the Property. For many of the core holes, the primary data source is a generalized lithology description by the driller, typically supplemented by a more detailed core log completed by a geologist. These drill logs were provided to MM&A collectively as a geological database. MM&A geologists were not involved in the production of original core logs but did perform a basic check of drill records and information within the provided database. Where geophysical logs for such holes are available, they were used by MM&A geologists to verify the coal thickness and core recovery of relevant seams. 7.3 Hydrology Hydrologic testing and forecasting are necessary parts of the permitting process and as such are routinely considered in the mine planning process. MM&A is not aware of any significant hydrologic impacts being experienced at any currently active deep mines or active surface mines. Future mining is projected to occur in areas exhibiting similar hydrogeological conditions as past mining. Based upon the successful history of the operation with regards to hydrogeological features, MM&A assumes that the operation will not be hindered by such issues in the future. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 32 Underground coal mining in Appalachia is often beneath active streams and near flooded abandoned mine workings. Water inflows from these sources are an inherent risk that is managed through mine design and planning. 7.4 Geotechnical Data Life-of-Mine (LOM) Mining plans for potential underground mines were developed by MM&A through incorporation of budget maps from Alpha. Pillar stability was tested by MM&A using the Analysis of Coal Pillar Stability (ACPS) software program. MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan. Coal and rock strengths from core testing are used to verify empirical assumptions integral to ACPS. 8 Sample Preparation Analyses and Security 8.1 Prior to Sending to the Lab Most of the coal samples related to exploration drilling activities have been obtained from the Property by subsurface exploration using core drilling techniques. The protocol for preparing and testing the samples has varied over time and is not well documented for the older holes drilled on the Property. Typical US coal sampling technique from core drilling is for the coal core sample, once recovered from the core barrel, to be measured and described into a log, then wrapped in a sealed plastic sleeve and placed into a covered wooden core box, which is the length of the sample so that the core can be delivered to a laboratory in relatively intact condition and with original moisture content. The core identification number and the depth are scribed on the sample box lid to identify the sample. This process has been the norm for both historical and ongoing exploration activities at Kingston. The supervising driller, geologist, or company personnel typically perform this work. Samples are most often delivered to the company by the driller after each shift or acquired by company personnel or representatives. Most of the coal core samples were obtained by previous operators on the Property. MM&A did not participate in the collection, sampling, and analysis of most core samples within the exploration database. However, it is reasonable to assume, given the professional level of the previous operators, that these samples were collected and processed under industry best-practices. This assumption is based on MM&A’s familiarity with the operating companies and the companies used to perform the analysis. Additionally, specific to Alpha’s Kingston surface operations, a significant dataset was made available related to in-pit quality measurements used during the mining process as a predictive measure prior to mining. This robust dataset is based upon bulk or grab samples obtained by employees of Alpha prior to the extraction of coal in surface mined pits or in stockpiles. The information contained in the dataset does not include a surveyed location point, as the information is only relied upon in the short term for assistance in coal blending procedures.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 33 In addition to the steps taken to ensure the accuracy of the historical data as described above, Alpha reports that the company employs a detailed chain of custody processes during their current sampling programs. This chain of custody process follows the sample from the time it is drilled until the final quality results are entered into a database for preparation of geologic models. 8.2 Lab Procedures Coal quality testing related to exploration drilling has been performed over many years by operating companies using different laboratories and testing regimens. Some of the samples have raw analyses and washability analysis on the full seam (with coal and rock parting layers co-mingled) and are useful for characterizing the coal quality for projected production from underground and highwall mining. Other samples have coal and rock analyzed separately, the results of which can be manipulated to forecast either surface or underground mining quality. Care has been taken to use only those analyses that are representative of the coal quality parameters for the appropriate mining type for each sample. Standard procedure upon receipt of core samples by the testing laboratory is to log the depth and thickness of the sample, then perform testing as specified by a representative of the operating company. Each sample is then analyzed in accordance with procedures defined under ASTM International (ASTM) standards including but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). Specific to the pit-quality sampling and associated datasets, laboratory analysis includes both short proximate analysis and at times, detailed metallurgical characteristics. The dataset contains a combination of raw and washed samples. 9 Data Verification 9.1 Procedures of Qualified Person MM&A reviewed the Alpha-supplied digital geologic database which consists of data records including drill hole information for holes that lie within and adjacent to the Property along with records for numerous supplemental coal seam thickness measurements including in mine measurements from underground mine maps and in pit measurements from surface mine areas. Once the initial integrity of the database was established, stratigraphic columnar sections were generated to use cross-sectional analysis to establish or confirm coal seam correlations. The stratigraphic column correlation method provides a view of seam depths, lithologic strata, and thickness intervals to over and underlying seams. Geophysical logs were used wherever available to assist in confirming the seam correlation and to verify proper seam depths, thickness measurements and recovery of coal samples. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 34 After establishing and/or verifying proper seam correlation for all seams, the database was used in the geologic model process. Seam thickness, base-of-seam elevation, roof and floor lithology data control, and overburden maps were independently generated for use in the mine planning process. Maps with seam control data plus geological cross-sections were generated to represent the seam correlations and data integrity. Forty-two individual coal seams or splits were identified, correlated, and modelled for resource/reserve potential in the Kingston Mining Complex. Coal quality data was analyzed and summarized by MM&A’s team of geologists and engineers. Quality was provided by Alpha in various database formats, laboratory data sheets, and obtained directly from MM&A’s files. Care was taken to ensure that sampled data was representative of the mineable section. In instances where minimal representative data was noted, geological tonnages were estimated based upon applying assumed densities of coal and non-coal material to thicknesses expressed in geological database files. 9.2 Limitations As with any exploration program, localized anomalies, such as a thin coal area or poor mining conditions, cannot always be discovered. The greater the density of the samples taken, the less the risk. Once an area is identified for inclusion in the mine plan, additional samples are taken to help reduce the risk in specific areas. In general, provision is made in the mine planning portion of the study to allow for localized anomalies that are typically classed more as a nuisance than a hinderance. 9.3 Opinion of Qualified Person Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kingston Property. The Property data is of sufficient quantity and reliability to support the coal resource and coal reserve estimates in this TRS. 10 Mineral Processing and Metallurgical Testing 10.1 Testing Procedures Basic chemical analyses (both raw and washed quality), petrographic data, rheological data and ash, ultimate and sulfur analysis are available but not summarized for this filing. Available coal quality data sourced from MM&A’s vaults (associated with former projects for Alpha and its predecessors) was tabulated by resource area in a Microsoft® EXCEL workbook. Such data contained laboratory sheets which MM&A utilized to confirm that sampled intervals were representative of geological models and confirm that appropriate laboratory procedures were utilized to derive raw and clean coal parameters. Additionally, Alpha provided MM&A with a database of its own in-house coal quality information which did not include backup laboratory information or sampled intervals. MM&A compared wash recovery values from Alpha’s dataset to proximal holes with wash recovery data in MM&A’s dataset and calculated estimates of wash recovery based upon the relative percentages of

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 35 coal and rock from lithologic descriptions. In general, MM&A found that Alpha’s dataset was representative and appropriate for inclusion in coal quality summaries. Quality tables also provide basic statistical analyses of the coal quality datasets, including average value; maximum and minimum values; and the number of samples available to represent each quality parameter of the seam. Coal samples that were deemed by MM&A geologists to be unrepresentative were not used for statistical analysis of coal quality, as documented in the tabulations. The amount and areal extent of coal sampling for geological data is sufficient to represent the quality characteristics of the coal horizons and allow for proper market placement of the subject coal seams. For some of the coal deposits, there are considerable laboratory data from core samples that are representative of the full extent of the resource area; and for others there are more limited data to represent the resource area. For example, in the active operations with considerable previous mining, there may be limited quality data within some of the remaining resource areas; however, in those cases the core sampling data can be supplemented with operational data from mining and shipped quality samples representative of the resource area. 10.2 Relationship of Tests to the Whole The extensive sampling and testing procedures typically followed in the Coal Industry result in an excellent correlation between samples and Marketable product. Pit analyses of the coal from Kingston were reviewed to verify that the coal quality and characteristics were as expected. The Kingston Property has a long history of saleable production, under various owners, in the Mid-Volatile and High- volatile metallurgical and thermal markets, confirming exploration results. In select instances, those areas which did not contain exploration information inclusive of coal quality analysis but were located relatively adjacent to active producing areas and/or areas which contained coal quality information were downgraded to a “probable” classification. Based upon the extensive production history locally and regionally, the report authors deemed this process acceptable. 10.3 Lab Information Each sample is analyzed at area Laboratories that operate in accordance with procedures defined under ASTM standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). 10.4 Relevant Results No critical factors have been found that would adversely affect the recovery of the Reserve. Any quality issues that occur, either localized or regional, are accounted for in the Marketing Study done for this TRS. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 36 11 Mineral Resource Estimates MM&A independently created geologic models to define the coal resources at Kingston. Coal resources were estimated as of December 31, 2025. 11.1 Assumptions, Parameters and Methodology Geological data was imported into Carlson Mining® geological modelling software in the form of Microsoft® Excel files incorporating drill hole collars, seam and thickness picks, bottom seam elevations and raw and washed coal quality. These data files were validated prior to importing into the software. Once imported, a geologic model was created, reviewed, and verified- with a key element being a gridded model of coal seam thickness. Resource tons were estimated by using the seam thickness grid based on each valid point of observation and by defining resource confidence arcs around the points of observation. Points of observation for Measured and Indicated confidence arcs were defined for all valid drill holes that intersected the seam using standards deemed acceptable by MM&A based on a detailed geologic evaluation and a statistical analysis of drill holes within the projected reserve areas as described in Section 11.1.1. The geological evaluation incorporated an analysis of seam thickness related to depositional environments, adjacent roof, and floor lithologies, and structural influences. After validating coal seam data and establishing correlations, the seam thickness, coal thickness and elevation for seams of economic interest were used to generate a geologic model. Local geologic and physical conditions were incorporated into the model where mineability and/or mining costs could be affected by the conditions. Both coal thickness and quality data are deemed by MM&A to be sufficient within the resource areas. Therefore, there is a reasonable level of confidence in the geologic interpretations required for coal resource determination based on the available data and the techniques applied to the data. Table 11-1 below provides the geological mapping and coal tonnage estimation criteria used for the coal resource and reserve evaluation. These cut-off parameters have been developed by MM&A based on its experience with the Alpha Property and are typical of mining operations in the Central Appalachian coal basin. This experience includes technical and economic evaluations of numerous properties in the region for the purposes of determining the economic viability of the subject coal reserves.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 11-1: General Reserve & Resource Criteria

Item	Parameters	Technical Notes & Exceptions*
• **General Reserve Criteria**		
Reserve Classification	Reserve and Resource	Coal resources as reported are inclusive of coal reserves.
Reliability Categories	Reserve (Proven and Probable) Resource (Measured, Indicated & Inferred)	To better reflect geological conditions of the coal deposits, distance between points of observation is determined via statistical analysis. For surface-mineable reserves, the QPs responsible for the delineation of coal reserves have opted to classify tons in areas lacking exploration drillhole quality as 100-percent probable as opposed to basing proven and probable classifications upon relative distance from drillholes. Resource classification as stated in the tables is directly derived from drillhole spacing. The QPs have relied upon consistency in historical pit sampling as a justification for reserve delineation in such areas.
Proven and Measured Classification	0.25 Mile, (1320') Projection form Measurement Point	Based on 11.1.1 Analysis
Probable and Indicated Classification	0.25 to 0.75 Mile, (1320' to 3960') Projection form Measurement Point	Based on 11.1.1 Analysis; Required for Reserve Classification
Inferred Classification	0.75 to 3.0 Mile, (3960' to 15,840) Projection form Measurement Point	Based on 11.1.1 Analysis
Effective Date of Resource Estimate	December 31, 2025	Coal resources were estimated based upon depletion maps as of September 30, 2025 for underground mines and as of June 30, 2025 for surface mines, along with third and fourth quarter 2025 production depletion adjustment.
Effective Date of Reserve Estimate	December 31, 2025	Coal reserves were estimated based upon depletion maps as of October 1, 2025 for underground mines and as of July 1, 2025 for surface mines, along with third and fourth quarter 2025 production depletion adjustment.
Seam Density	With Analysis: SG = 1.25 + Raw Ash/100 In the absence of laboratory data, estimated by (1) assuming specific gravity of 1.30 for coal and 2.25 for rock parting	
• **Underground-Mineable Criteria**		
Map Thickness	Total seam thickness	
Minimum Seam Thickness	25 inches (Douglas) 30 inches (Sewell)	Minor Exceptions for localized zones of thinner coal.
Minimum Mining Thickness	54 to 60 inches	
Minimum Total Coal Thickness	25 inches (Douglas) 30 inches (Sewell)	Minor Exceptions for localized zones of thinner coal.
Minimum In-Seam Wash Recovery	Determined as function of seam thickness	
Wash Recovery Applied to Coal Reserves	Based on average yield for drill holes within reserve area, or in the absence of laboratory washability data, based on estimated visual recovery using specific gravities noted above and 95 percent yield on "clean" coal	
Out-of-Seam Dilution Thickness for Run-of-Mine Tons Applied to ROM tonnages	Greater of 2 inches or 54- to 60-inch minimum cutting height less seam thickness	
Mine Barrier	200-foot distance from abandoned mines and 50-foot from sealed or pillared areas of active Alpha mines	
Minimum Reserve Tonnage	400 thousand recoverable tons for individual area (logical mining unit)	
Minimum Overburden Depth	100 feet	
Minimum Interval to Rider Coal	Considered on a case-by-case basis, depending on interval lithology, etc.	
Minimum Interval to Overlying or Underlying Reserves	Considered on a case-by-case basis, depending on interval lithology, extent, and type of extraction, etc.	

MARSHALL MILLER & ASSOCIATES, INC. 37

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Item	Parameters	Technical Notes & Exceptions*
Minimum Interval to Overlying or Underlying Mined Areas	Considered on a case-by-case basis, depending on interval lithology, extent, and type of extraction, etc.	
Adjustments Applied to Coal Reserves	6.0 percent moisture increase; 5 percent preparation plant inefficiency	
• **Surface-mineable Criteria**		
Mining Type	Surface mining	
	Highwall mining (HWM)	
Coal Density	Used laboratory apparent specific gravity data where available. Otherwise use raw ash formula: Sp. Gr. = (% Raw Ash/100) + 1.25	EXCEPTION: Used 1800 tons per acre foot for seams with no quality data on surface reserve calculation
	Used estimated specific gravity based on 1.30 specific gravity for coal and 2.25 specific gravity for rock where no lab data was available.	This is also referred to as EVR or Estimated Visual Recovery method.
Surface Property Control	Controlled	Surface-mineable coal resource estimated where mineral and surface rights are controlled. No resource estimated if mineral rights are not controlled.
	Uncontrolled	Surface-mineable coal resource estimated where surface is uncontrolled if mineral rights are controlled.
Basis for Coal Tonnage	Thickness of recoverable coal less removable partings	Minimum thickness of removable parting for surface-mineable seam is 0.25-foot generally.
Minimum Total seam thickness for Single Cut Contour	2.0 feet (*)	
Minimum Thickness of Principal Seam in Multi-Seam Areas	1.0 foot (*)	
Minimum Thickness of Secondary Seam	0.5 foot	Secondary seam is within 2.5 feet of principal seam
Surface Mine Recovery	85 of Solid	Includes remnants of previous deep mine and auger activity.
Mine Strip Ratio	20:1 BCY /ton ratio for metallurgical coal & 15:1 BCY/ton for thermal coal	surface mine strip ratios are targets and can vary some by cut or job.
Highwall Mine Recovery	Varies based on ARMPS like formula**	Includes 0.85 factor for unachieved penetration depth
Minimum coal thickness for High Wall Miner	20-inch coal thickness	Seam thickness can vary within a panel.
Out-of-Seam Dilution Thickness for HWM Run-of-Mine Tons Applied to ROM tonnages	54-inch minimum cutting height less seam thickness	
Areas Considered for Surface-mineable Coal Resource	Permitted and potential permit areas provided by Alpha	

Note: Exceptions for application of these criteria to reserve estimation are made as warranted and demonstrated by either actual mining experience or detailed data that allows for empirical evaluation of mining conditions. Final classification of coal reserve is made based on the pre-feasibility evaluation.
** MM&A derived HWM recoveries based on ARMPS like formulas that consider coal and overburden thickness, coal in situ coal strength, and rock density. ARMPS suggested minimum Stability Factors are used to determine assumed web and barrier pillar widths that are used to derive a recovery factor that is further adjusted by a 0.85 factor for unachieved penetration depths.

11.1.1 Geostatistical Analysis

MM&A completed a geostatistical analysis on drill holes within the reserve boundaries to determine the applicability of the common United States classification system for measured and indicated coal resources. Historically, the United States has assumed that coal within ¼-mile (1,320 feet) of a point of observation represents a measured resource whereas coal between ¼-mile (1,320 feet) and ¾-mile (3,960 feet) from a point of observation is classified as indicated. Inferred resources are commonly assumed to be located between ¾-mile (3,960 feet) and 3 miles (15,840 feet) from a point of observation. Per SEC regulations, only measured and indicated resources may be considered for reserve classification, respectively as proven and probable reserves.

MARSHALL MILLER & ASSOCIATES, INC. 38

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

MM&A performed a geostatistical analysis test of the Kingston, Middle Cedar Grove seam data set using the Drill Hole Spacing Analysis (*DHSA*) method. This method attempts to quantify the uncertainty of applying a measurement from a central location to increasingly larger square blocks and provides recommendations for determining the distances between drill holes for measured, indicated, and inferred resources.

To perform DHSA the data set was processed to remove any erroneous data points, clustered data points, as well as directional trends. This was achieved using histograms, as seen in *Figure 11-1*, color coded scatter plots showing the geospatial positioning of the borings, *Figure 11-2*, and trend analysis.

Figure 11-1: Histogram of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex


Frequency
Thickness (ft)

Figure 11-2: Scatter plot of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex


Thickness - Outliers Removed
Y-Position (*10000 ft)
X-Position (*10000 ft)

Following the completion of data processing, a variogram of the data set was created, *Figure 11-3*. The variogram plots average square difference against the separation distance between the data pairs. The separation distance is broken up into separate bins defined by a uniform lag distance (e.g., for a lag distance of 500 feet the bins would be 0 – 500 feet, 501 – 1,000 feet, etc.). Each pair of data points that are less than one lag distance apart are reported in the first bin. If the data pair is further apart than one lag distance but less than two lag distances apart, then the variance is reported in the second bin. The numerical average for differences reported for each bin is then plotted on the variogram. Care was taken to define the lag distance in such a way as to not overestimate any nugget effect present in the data set. Lastly, modeled equations, often spherical, gaussian, or exponential, are applied to the variogram to represent the data set across a continuous spectrum.

MARSHALL MILLER & ASSOCIATES, INC. 39

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 11-3: Variogram of the Total Seam Thickness for the Middle Cedar Grove Seam Present in the Kingston Mining Complex


Variogram residuals (ft^2)
Number of pairs
Lag (*10000 ft)
Empir
Gaus
Expo
Sphe
Mate
Power
Pairs

The estimation variance is then calculated using information from the modeled variogram as well as charts published by Journal and Huijbregts (1978). This value estimates the variance from applying a single central measurement to increasingly larger square blocks. Care was taken to ensure any nugget effect present was added back into the data. This process was repeated for each test block size.

The last step of the process is to calculate the global estimation variance. In this step the number square blocks that would fit inside the selected study area is determined for each block size that was investigated in the previous step. The estimation variance is then divided by the number of blocks that would fit inside the study area for each test block size. Following this determination, the data is then transformed back to represent the relative error in the 95th-percentile range.

Figure 11-4 shows the results of the DHSA performed on the Middle Cedar Grove seam data for the Kingston Mining Complex. DHSA provides hole to hole spacing values, these distances need to be converted to radius from a midway point in order to compare to the historical standards. A summary of the radius data is shown in *Table 11-3*. DHSA prescribes measured, indicated, and inferred drill hole spacings be determined at the 10-percent, 20-percent, and 50-percent levels of relative error, respectively.

MARSHALL MILLER & ASSOCIATES, INC. 40

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 41 Figure 11-4: Result of DHSA for the Middle Cedar Grove Seam Present in the Kingston Mining Complex Table 11-2: DHSA Results Summary for Radius from a Central Point Model: Measured Radial Distance (10% Relative Error) Indicated Radial Distance (20% Relative Error) Inferred Radial Distance (50% Relative Error) (Miles) (Miles) (Miles) Gaussian: 0.39 0.77 1.91 Spherical: 0.39 0.77 1.91 Exponential: 0.40 0.78 1.92 Comparing the results of the DHSA to the historical standards, it is evident that the historical standards are more conservative than even the most conservative DHSA model with regards to determining measured resources. The Gaussian and Spherical models recommend using a radius of 0.39 miles for measured resources compared to the historical value of 0.25 miles. With respect to indicated resources the DHSA-recommended drill hole spacing is slightly greater than the historical standards. The Exponential model recommends using a radius 0.78 miles, while the Gaussian and Spherical models recommend a radius of 0.77 compared against the historical radius of 0.75 miles. These results have led the QPs to report the data following the historical classification standards as outlined in USGS Circular 891, rather than use the results of the DHSA. 11.2 Resources Exclusive of Reserves The Kingston Property contains resource blocks of surface seams which were not deemed to exhibit reserve potential at the time of the study. These resources exclusive of reserves are listed below. Reasons which may preclude elevation of resources to reserves include, but are not limited to: 0 5 10 15 20 25 30 35 40 2000 3000 4000 5000 6000 7000 8000 9000 10000 R el a ve E rr o r 9 5% P e rc en le R an ge Drill Hole Spacing ( ) Gaussian Exponen al Spherical Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 42 1. Limited availability of quality information to document coal seam market characteristics. > Sewell resources area north and northwest of the reserves lack metallurgical coal quality. 2. Limited drill hole density and/or coal seam definition. > The Sewell resources area north of the reserves is separated from the reserve by an area of limited drilling. Access to the resource block requires additional definition. It is bounded on the east side by existing closed Sewell mines. > Drill hole spacing is wide spaced in the Sewell resource area. Due to the lack of seam definition, the resource is classified as indicated. Mineability constraints due to over/under mining, underground conditions, and physical locations that would have negative influence on the mineability of the coal. > The Sewell resources area is bound on the east side by existing close Sewell mines. Based on the mine maps, entries were driven toward and into the resource block and then stopped. It is likely coal thickness and/or other geologic conditions were encountered that limited the advance into the resource area. 11.2.1 Initial Economic Assessment MM&A completed an initial economic assessment to determine the potential economic viability of resources exclusive of reserves. MM&A applied relevant technical factors to estimate potential saleable tons without the resource blocks, should the resources be extracted via deep, continuous mining methods. MM&A developed cash cost profiles for the resource blocks, including direct cash costs (labor, supplies, roof control, maintenance and repair, power, and other); washing, trucking, materials handling, general and administrative, and environmental costs; and indirect cash costs (royalties, production taxes, property tax, insurance). Costs were developed based off relevant cost drivers (per-ft, per-raw-ton, per-clean-ton). Additionally, MM&A estimated capital costs to access resources. Capital costs associated with mine developed were amortized across the resource’s potential saleable tonnages). Additional non-cash items (depreciation of equipment and depletion) and cash costs were compared to an assumed sale price of $150 per ton netback FOB loadout (approximately $221 per ton U.S. East Coast basis) for Mid Vol markets. This resource assumed sales value was developed as a premium to the market-based reserve sales value to properly estimate the sales-related expenses should these resources be extracted during higher-than-average market conditions. Pricing used for the primary product was selected by the QP and deemed reasonable based on a review of historical average pricing for the Kingston Mining Complex coal products over the past 5 years. The results of the analysis are shown below and demonstrate potential profitability on a fully loaded cost basis. Detailed summaries are shown in Appendix B.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 11-3: Results of Initial Economic Assessment

Resource Block	Direct Cash	Transportation, Washing, Enviro, G&A	Indirect	Non Cash	Total Cost	Fully Loaded P&L
Wildcat Sewell UG	$81.36	$39.91	$13.37	$6.49	$141.13	$8.87

Figure 11-5: Results of Initial Economic Assessment


$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
$150/TON SALE PRICE
Wildcat Sewell UG
Direct Cash
Transportation, Washing, Enviro, G&A
Indirect
Non Cash

11.3 Qualified Person's Estimates

Based on the work previously described and detailed modelling of those areas along with consideration of modifying factors, a coal resource estimate, summarized in *Table 11-5*, was prepared as of December 31, 2025, for Kingston Property controlled by Alpha.

MARSHALL MILLER & ASSOCIATES, INC. 43

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 11-4: Coal Resources Summary as of December 31, 2025

Area or Seam	Coal Resource (Dry Tons, In Situ) Measured	Indicated	Inferred	Total
Inclusive of Reserve/Converted to Reserve				
Kingston Surface	15,893,000	3,610,000	41,000	19,543,000
Kingston HWM	14,370,000	609,000	0	14,979,000
Wildcat (Sewell) (UG)	32,392,000	12,843,000	0	45,235,000
Kingston (Douglas) (UG)	7,449,000	1,746,000	0	9,195,000
Total	**70,104,000**	**18,806,000**	**41,000**	**88,951,000**
Exclusive of Reserve/Not Converted to Reserve				
Wildcat (Sewell) (UG)	13,266,000	10,206,000	0	23,472,000
Kingston (Douglas) (UG)	0	0	0	0
Total	**13,266,000**	**10,206,000**	**0**	**23,472,000**
Grand Total				
Total	**83,370,000**	**29,013,000**	**41,000**	**112,424,000**

Note (1): Resource tons are inclusive of reserve tons since they are the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Note (3): The Property contains 23.47 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2025.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

11.4 Qualified Person's Opinion

While there is some stratigraphically controlled seam-thickness variability due to seam splitting, sand channels, etc., MM&A geologists and engineers modeled the deposit and resource areas to reflect realistic mining scenarios, giving special consideration to uncertainties as related to each class of mineral resources such as (1) seam thickness, (2) floor and roof conditions, (3) mining equipment, etc. This statistical study demonstrates that for each configuration of mineable seams, the classification system of **measured** (0 – ¼ mile), **indicated** (¼ to ¾ mile), and **inferred** (¾ to 3 miles) is reasonably adequate to predict seam thickness variation for modeling and mining purposes. Based on MM&A's geostatistical analysis, it would be possible to extend the measured arcs slightly beyond historically accepted practices due to consistent geological settings. The QP's have again elected not to extend arc distances, introducing a level of conservatism in the measured coal classification.

Based on the data review, the attendant work done to verify the data integrity and the creation of an independent Geologic Model, MM&A believes this is a fair and accurate representation of the Kingston coal resources.

12 Mineral Reserve Estimates

12.1 Assumptions, Parameters and Methodology

Coal Reserves are classified as *proven* or *probable* considering "modifying factors" including mining, metallurgical, economic, marketing, legal, environmental, social, and governmental factors.

MARSHALL MILLER & ASSOCIATES, INC. 44

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 45 > Proven Coal Reserves are the economically mineable part of a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for assumed modifying factors. These assessments demonstrate that extraction could be justified at the time of reporting. > Probable Coal Reserves are the economically mineable part of an indicated coal resource, and in some circumstances a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for assumed modifying factors. These assessments demonstrate that extraction could be justified at the time of reporting. Upon completion of delineation and calculation of coal resources, MM&A generated a LOM plan for Kingston. The footprint of each reserve area is shown on the maps in Appendix C. The Mine plan was generated based on 5-year budget mine plans provided by Alpha and supplemented with additional projections by MM&A to reflect LOM plans that honor property control limits, geologic mapping, or other factors determined during the evaluation. Carlson Mining software was used to generate the LOM plan for Kingston. The mine plan was sequenced based on productivity schedules provided by Alpha. MM&A judged the productivity estimates and plans to be reasonable based on experience and current industry practice. Raw, ROM production data outputs from LOM plan sequencing were processed into Microsoft® EXCEL spreadsheets and summarized on an annual basis for processing into the economic model. Average seam densities were estimated to determine raw coal tons produced from the LOM plan. Average mine recovery and wash recovery factors were applied to determine coal reserve tons. Coal reserve tons in this evaluation are reported on a moist, saleable product basis with 4.5% moisture for surface mined reserves and 6.0% for deep mine reserves. Pricing data as provided by Alpha is described in Table 16-2. The pricing data assumes a flat-line long term realization average of $190 per short ton port loading, with an average of $128.45 netback pricing reflective of the mid-volatile product, and $183 per short ton port loading, with an average of $134.98 netback pricing reflective of the high-volatile product currently sold at Kingston. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $82 per short ton with an average of $78.98 per ton netback pricing. The LOM blended average netback pricing for the Kingston reserves is $124.62 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their Kingston business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Kingston Mining Complex. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 46 The coal resource mapping and estimation process, described in the report, was used as a basis for the coal reserve estimate. Proven and probable coal reserves were derived from the defined coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socio-economic, and regulatory factors and are presented on a moist, recoverable basis. As is customary in the US, the categories for proven and probable coal reserves are based on the distances from valid points of measurement as determined by the QP for the area under consideration. For this evaluation, measured resource, which may convert to a proven reserve, is based on a ¼-mile radius from a valid point of observation. Points of observation include exploration drill holes, and mine measurements which have been fully vetted and processed into a geologic model. The geologic model is based on seam depositional modeling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends, the impact of seam structure, intra-seam characteristics, etc. Once the geologic model was completed, a statistical analysis, described in Section 11.1.1 was conducted and a ¼-mile radius from a valid point of observation was selected to define Measured Resources. Likewise, the distance between ¼ and ¾ of a mile radius was selected to define Indicated Resources. Indicated Resources may convert to Probable Reserves. Inferred Resources (greater than a ¾-mile radius from a valid point of observation) have been excluded from Reserve consideration. 12.2 Mineral Reserves Kingston Mining Complex reserves were derived from multiple coal seams in Figure 7-1 located on the Property. Reserves are estimated for both surface and underground mining. Surface reserves were derived from multiple seams and underground reserves were derived from two seams. The underground accessed seams include the Douglas seam at the active Kingston 2 mine; the Sewell seam being developed at the Wildcat Mine located below drainage east of the surface mines. Demonstrated reserve tons are listed in the discussion below. Table 12-3 shows the demonstrated tonnage by Proven and Probable status. 12.2.1 Surface Reserves The Kingston operations include active surface mines with contour and highwall miner reserve. Estimated LOM average mine ratios bank cubic yards per ton (BCY/Ton) do not exceed 20 to 1 for the reserve estimates. Cross sections through drill holes with lithologic records and seam correlation tie lines have been prepared for each surface reserve and are available upon request.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

12.2.1.1 Kingston

The demonstrated reserve at Kingston surface is comprised of 15.41 million surface mine tons and 4.99 million highwall miner tons from 30 different coal seams for permitted and non-permitted reserve. Kingston mine operations include three fully permitted areas and one partially permitted area. The mine permit areas are adjacent to one another. Two Kingston permits were active in 2025. *Table 12-1* shows the demonstrated tonnage by Proven and Probable status.

Table 12-1: Kingston Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025

Area	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped) By Reliability Category		
	Proven	Probable	Total
Surface			
Kingston	779,000	12,000	791,000
Paint Mountain	4,395,000	474,000	4,870,000
White Oak	3,344,000	1,054,000	4,398,000
Fulton East	4,100,000	1,253,000	5,354,000
Kingston Surface	**12,619,000**	**2,794,000**	**15,413,000**
Highwall			
Kingston	627,000	9,000	636,000
Paint Mountain	1,582,000	21,000	1,603,000
White Oak	1,863,000	121,000	1,983,000
Fulton East	709,000	58,000	767,000
Kingston HWM	**4,780,000**	**209,000**	**4,989,000**
Total			
Kingston Surface	1,406,000	22,000	1,428,000
Paint Mountain	5,977,000	496,000	6,473,000
White Oak	5,207,000	1,174,000	6,381,000
Fulton East	4,809,000	1,311,000	6,120,000
Kingston Total	**17,399,000**	**3,003,000**	**20,402,000**

These areas include the Kingston permit with demonstrated reserves of 1.43 Mt to be extracted from the Powellton through the Stockton seams; Paint Mountain Permit S-3005-20 with demonstrated reserves of 6.47 Mt to be extracted from the Eagle Lower Split through the Stockton seams; and the White Oak permit with demonstrated reserves of 6.38 Mt to be extracted from the Powellton through the Stockton seams. Fulton East permit area contains demonstrated reserves of 6.12 Mt to be extracted from the Chilton Rider to the Upper Eagle seams. Reserve tonnage may increase with permit expansion to include contouring in the lower Glen Allum Tunnel and Douglas seams. These contours will be associated with future hollow fills and/or near them.

Per Alpha's direction MM&A did not model the remaining reserves in the Bishop area within the Kingston Mining Complex. Alpha expects to complete mining activities in Bishop in year 2026. The suite of equipment mining the southern portion of Kingston demonstrated reserves will split its time between these reserves and those in Bishop.

MARSHALL MILLER & ASSOCIATES, INC. 47

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

12.2.2 Underground Reserves

There are three underground reserve areas on the Kingston Property. The Kingston 2 and 10 mines and associated reserves that will extract mid-volatile coal from the Douglas seam. The Sewell seam reserve is below drainage and located east of the surface mines.

12.2.2.1 Kingston 2 - Douglas Seam

Douglas reserves include 1.23 Mt clean recoverable tons remaining in the active Kingston 2 Mine. The Douglas seam is commonly a coal bench with localized thin shale partings. Seam thickness average approximately 2.5 feet in the Kingston 2 Mine reserve. Roof and floor rock are generally shale that makes the mine horizon a cuttable unit.

The run-of-mine (*ROM*) coal is belted to the Kingston Preparation Plant prior to shipping to the customer.

12.2.2.2 Kingston 10 – Douglas Seam

Douglas reserves include 1.81 Mt clean recoverable tons in the future Kingston 10 Mine, which will require a new face-up and portals. Seam thickness average 3.4 feet in the Kingston 10 Mine reserve. The Douglas seam appears to begin to split on the west side of the reserve area. The split thickness may define the reserve limit.

12.2.2.3 Wildcat Mine - Sewell Seam

The Sewell seam reserve is located near the community of Pax in Fayette County, West Virginia. The Sewell seam demonstrated reserves are 9.89 Mt clean recoverable tons. The reserve is classified as a Probable reserve due to the lack of metallurgical quality and dynamic depositional environments forming multiple seam benches. The seam is below drainage and the overburden ranges from 200 feet in the lowest valley bottoms to over 900 feet under the highest ridge tops. The Paint Creek Lineament is a north-south trending zone following the western reserve boundary with most tons found east of the lineament. The Sewell seam is known to be gassy and influenced by horizontal stress that would be managed by ventilation and mine design.

The seam consists of multiple coal benches (1 to 4 benches) and seam thickness ranges from 3 feet to 11 feet. The benches are depositional with limited lateral continuity where the coal thins at the margin of the deposition basin. The raised depositional areas trend north-south through the center part of the reserve and contain the most coal benches and thickest seam. Roof and floor rock is mostly shale that makes the mine horizon a cuttable unit.

A mine faceup and staging area has been developed and a slope is currently being developed for access to the Sewell coal reserves. The slope intercepted the coal seam in late 2025 and initiated initial bottom development. During 2026, the initial inseam mine development will be completed.

MARSHALL MILLER & ASSOCIATES, INC. 48

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

12.3 Qualified Person's Estimates

The coal reserves, as shown in *Table 12-1*, are based on a technical evaluation of the geology and a preliminary feasibility study of the coal deposits. The extent to which the coal reserves may be affected by any known environmental, permitting, legal, title, socio-economic, marketing, political, or other relevant issues has been reviewed rigorously. Similarly, the extent to which the estimates of coal reserves may be materially affected by mining, quality, infrastructure and other relevant factors has also been considered.

The results of this TRS define an estimated 33.32 Mt of proven and probable marketable coal reserves.

Table 12-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025

	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)					Quality (Dry Basis)		
	By Reliability Category			By Permit Status				
Area/Seam	Proven	Probable	Total	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Kingston Surface	12,619,000	2,794,000	15,413,000	11,716,000	3,697,000	10	1.0	32
Kingston HWM	4,780,000	209,000	4,989,000	4,989,000	0	11	1.0	32
Wildcat (Sewell) (UG)	0	9,889,000	9,889,000	1,828,000	8,060,000	4	0.8	22
Kingston (Douglas) (UG)	2,527,000	507,000	3,034,000	1,587,000	1,447,000	6	1.0	23
Grand Total	**19,926,000**	**13,398,000**	**33,324,000**	**20,120,000**	**13,204,000**	**9**	**1.0**	**28**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

In summary, Alpha controls a total of 33.32 Mt (moist basis) of marketable coal reserves at Kingston as of December 31, 2025. Of that total, 60 percent are proven, and 40 percent are probable. Of the 33.32 Mt, 0.56 Mt are owned, and 32.77 Mt are leased coal reserves. Of the total, 15.41 Mt are surface mineable, 4.99 Mt are highwall mineable, and 12.92 Mt are underground mineable. Marketable coal reserves are 5.07 Mt are thermal and 28.25 Mt are metallurgical. The maps included in *Appendix C* reflect mining depletion at the time of the resource/reserve calculation taken from Alpha mine maps as of September 30, 2025 for the underground mines and as of June 30, 2025 for the surface mines. Mine depletion tonnages were supplied by Alpha through the end of 2025, and MM&A deducted this historical production from the mapped reserves in order to estimate reserves as of December 31, 2025.

12.4 Qualified Person's Opinion

The estimate of coal reserves was determined in accordance with the SEC S-K 1300 regulations that became effective for the first fiscal year falling on or after January 1, 2021.

The LOM mining plan for Kingston was prepared to the level of preliminary feasibility. Mine projections were prepared, and timing scheduled to match production with coal seam characteristics. Production timing was carried out from current locations to depletion of the coal reserve area. Coal reserve estimates could be materially affected by the risk factors described in *Section 22.2*.

MARSHALL MILLER & ASSOCIATES, INC. 49

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Based on the Preliminary Feasibility Study and the attendant Economic Review, MM&A believes this is a fair and accurate calculation of the Kingston coal reserves.

13 Mining Methods

Three underground mining areas along with the Kingston surface and highwall miner areas were modeled and tested economically. Once the Resources were calculated, mine plans were created to project operating each resource area to depletion, with crews and equipment scheduled to move to subsequent mining areas as depletion occurs. Underground mine operations are projected to be exhausted in 2036, surface reserves are depleted in 2033 and highwall reserves are depleted in 2034.

13.1 Geotech and Hydrology

Mining plans for potential underground mines were developed by Alpha and MM&A. Pillar stability was tested by MM&A using the *Analysis of Coal Pillar Stability (ACPS)* software program. MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan.

Hydrology has not been an issue of concern at Alpha's Kingston operations. Based on numerous site visits to the underground operations of the Property by the QP's, it has been determined that this is not a significant concern. Mining of future reserves is projected to occur in areas which exhibit similar hydrogeological characteristics as those formerly mined areas.

13.2 Production Rates

Operations at the Kingston Property by Alpha and its predecessors are in various stages of maturity. The mine plan and productivity expectations reflect historical performance, and efforts have been made to adjust the plan to reflect future conditions. MM&A is confident that the mine plan is representative of providing an accurate estimation of coal reserves. Mine development and operation have not been optimized within the TRS.

Carlson Mining software was used by MM&A to generate mine plans for the mineable coal seams. Mine plans were sequenced based on productivity schedules provided by Alpha, which were based on historically achieved productivity levels. All production forecasting ties assumed production rates to geological models as constructed by MM&A's team of geologists and mining engineers.

As shown in *Table 13-1*, the areas planned for underground mines produce coal until 2036. Clean coal production varies directly with coal thickness and anticipated mining conditions.

MARSHALL MILLER & ASSOCIATES, INC. 50

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 13-1: Kingston Mining Complex Underground Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2025	2026	2027	2028	2029	2030	2031	2032
Kingston Mine #10 (Douglas)	0	0	221	448	307	323	311	197
Wildcat (Sewell)	0	526	947	1,014	1,353.6	1,277	889	921
Kingston #2 (Douglas)	131	691	446	0	0	0	0	0
Total	**131**	**1,217**	**1,614**	**1,462**	**1,660**	**1,600**	**1,200**	**1,118**
Mine Name	**2033**	**2034**	**2035**	**2036**	**2037**	**2038**	**2039**	**2040**
Kingston Mine #10 (Douglas)	0	0	0	0	0	0	0	0
Wildcat (Sewell)	1,067	864	778	252	0	0	0	0
Kingston #2 (Douglas)	0	0	0	0	0	0	0	0
Total	**1,067**	**864**	**778**	**252**	**0**	**0**	**0**	**0**

Note: Results shown for 2025 represent 4th quarter only.

As shown in *Tables 13-2* and *13-3*, the areas planned for surface and highwall mines produce coal until 2033 and 2034, respectively. Clean coal production varies directly with surface mining ratios along with availability of open highwall for the highwall miner units.

Table 13-2: Kingston Mining Complex Surface Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2025	2026	2027	2028	2029	2030	2031	2032
Kingston	624	1,457	1,490	2,124	2,191	1,999	2,121	2,121
Mine Name	**2033**	**2034**	**2035**	**2036**	**2037**	**2038**	**2039**	**2040**
Kingston	1,898	0	0	0	0	0	0	0

Note: Results shown for 2025 represent 4th quarter only.

Table 13-3: Kingston Mining Complex Highwall Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2025	2026	2027	2028	2029	2030	2031	2032
Kingston HWM	240	478	615	385	550	545	677	677
Mine Name	**2033**	**2034**	**2035**	**2036**	**2037**	**2038**	**2039**	**2040**
Kingston HWM	677	332	0	0	0	0	0	0

Note: Results shown for 2025 represent 4th quarter only.

13.3 Mining-Related Requirements

13.3.1 Underground

A mine plan with sequenced mining projections was prepared for each logical mining unit. For each mine plan, the appropriate number of production units is selected for the resource area, and a productivity level assigned, expressed in feet of advance per unit-shift of production. The productivity is based on the equipment and personnel configuration, mining height and expected physical conditions.

MARSHALL MILLER & ASSOCIATES, INC. 51

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

13.4 Required Equipment and Personnel

13.4.1 Underground Mines

13.4.1.1 Kingston 2 Mine – Douglas Seam (Maps UG-1)

Kingston 2 is an active mine and has been in production for over 20 years. Two operating sections are found within the mine plan. Each production unit is supplied with two (2) continuous miners, two (2) roof bolters, four (4) shuttle cars, two (2) scoops and one (1) section feeder breaker.

Four distinct portal areas access the reserve boundary from coal seam contour benches.

> The main portal and surface facilities are located on the east side of the valley, immediately upstream of the Kingston Preparation Plant. This facility includes the mine office, warehousing and changing house facilities.
> Portals are located on the west side of the valley, immediately across from the main portals.
> A set of portals northeast of the preparation plant deliver run of mine coal into a stockpile that feeds the Kingston Preparation Plant.
> A new set of portals at Shotgun Hollow above the community of Pax have been developed. These portals provide a shorter travel distance to the working areas than the original portal locations.

The basis mining concept has the continuous miner cutting coal and rock from the mine face. The continuous miner loads the run-of-mine material into shuttle cars which transports the material to the section feeder breaker. The feeder breaker loads the run of mine product onto the section conveyor belt and consecutive conveyor belts for haulage to the surface stockpile.

Once the continuous miner has reached its maximum distance in a working face, it is trammed to another available working face to begin mining. The roof bolter machine is moved into the recently completed working face to support the roof and ribs with steel bolts and plates.

The run of mine coal stockpile is located adjacent to the Kingston Preparation Plant where a reclaim conveyor transports the run of mine product for processing.

The mine is nearing its end of life with both units ending their assignments in 2027. Remaining reserves are found at the edges of the mineral body.

13.4.1.2 Kingston 10 Mine – Douglas Seam (Map UG-1)

A small boundary area accessible from outcrop near White Oak Branch of Clear Creek has been included within the report. The Kingston 10 Mine would use one continuous miner unit from the Kingston 2 Mine as the unit becomes available. The run of mine coal would be placed into a stockpile and trucked to a processing facility before shipping to a customer.

MARSHALL MILLER & ASSOCIATES, INC. 52

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

The operation is projected to start in the second quarter of 2027 and complete its assignment in the third quarter of 2032.

13.4.1.3 Wildcat Mine - Sewell Seam (Map UG-2)

The Sewell Seam reserve boundary has been accessed by constructing a slope and two ventilation shafts. The slope has a grade of 15 percent and has been constructed at a width capable of supporting the mine conveyor as well as an adjacent haulage road.

Projected plans include the construction of a raw coal stockpile near the slope portal which would ship the raw product to a proposed railcar loading facility. From there the coal would be transported to Alpha's Mammoth Preparation Plant near Montgomery, West Virginia. The Mammoth Preparation Plant is serviced by the **Kanawha River Railroad (*KNWA*)**, a short line railroad owned by **WATCO**. Capital construction costs include the mine construction, the railcar loading facility and a railcar unloading facility at the Mammoth Preparation Plant. The rail haul from the Wildcat Loadout to the Mammoth Preparation Plant would operate entirely on KNWA rail for a one-way distance of 33 miles.

The proposed mine has been timed with three operating continuous miner production units. Each production unit is equipped with two (2) continuous miners, two (2) roof bolting machines, four (4) shuttle cars, two (2) mine scoops and one (1) section feeder breaker.

The normal production cycle involves the continuous miner cutting coal and rock from the mine face. The continuous miner loads the run-of-mine material into shuttle cars which transports the material to the section feeder breaker. The feeder breaker loads the run of mine product onto the section conveyor belt and consecutive conveyor belts for haulage to the surface stockpile.

Operating life-of-mine for the Wildcat Mine is projected at 11 years.

MARSHALL MILLER & ASSOCIATES, INC. 53

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

13.4.2 Surface Mines

13.4.2.1 Kingston (Map K2-K11)

Figure 13-1: Kingston Mine Permit Areas Aerial View


Kingston Surface
Kingston
Mossy
Fulton East Surface
White Oak Surface
Paint Mountain Surface
Artie
Roseville
Long Branch
Google Earth
Clear Creek
N

The Kingston reserve area consists of mountaintop, contour and highwall mining of 30 seams -- from the Stockton to the Eagle - a difference of over 1,000 vertical feet. Alpha is expected to separate coal plys within seams if quality blending is enhanced. Deep mining has taken place in the Lower Cedar Grove, Upper and Lower No. 2 Gas, Powellton and Powellton lower split, Upper Eagle, and Eagle upper and lower splits. Previous contour and augering mining have also been documented. The present mine plan consists of four permits: Kingston, Paint Mountain, White Oak and Fulton East. It was previously believed that Alpha would require a **U.S. Army Corps of Engineers (*ACOE*)** 404 permit to place excess spoil generated at Fulton East into its planned hollow fills but based on recent rulings Alpha now believes they will only require a Nationwide Permit (*NWP*) 21 for temporary stream impacts.

MM&A did not attempt to confirm burden storage capacity as presented in Kingston's permits.

MARSHALL MILLER & ASSOCIATES, INC. 54

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 55 The Kingston operation has now grown to be a mature operation; however, a few upper seams have been mined as of mid-year 2025. Development initially commenced in the northern Kingston permit several years ago and started in earnest in the southern Paint Mountain permit two years ago. As stated in Section 12.2.1.1 the suite of mining equipment that will used on Kingston South (Paint Mountain permit) will continue to split its time between mining these reserves and the remaining reserves of the Bishop area until year 2027 when activity at the Bishop area becomes primarily reclamation. The exploitation of the center White Oak permit reserves began in year 2025 using the northern suite of equipment and are expected to be subsequently joined in Year 2027 by the southern suite equipment. Cut-throughs in the mountain will assure access to multiple working areas and provide means of moving burden for best spoiling and shorten coal haul distances off the mountain. MM&A observed during its site visit that maintaining ramp access to the various seams along the northern Milburn Creek side of the permits limits close-proximity spoil storage and discourages additional highwall contour cuts. Haul trucks were observed hauling longer distances occasionally. The Kingston property does not contain large hollowfills and as such careful placement of mine spoil is critical. Mining activity is expected to utilize hydraulic shovels and front-end loaders to create contours, initially on lower seams for high wall mining activity. In areas where seams are relatively close together multiple cuts will be made until an eventual highwall location is reached for highwall mining to begin. It is expected that pre-splitting will be used during blasting to create highwalls for highwall mining. Spoiling of these lower seam burden will be hauled to hollow fills and/or disposed of on-bench behind active areas. Mining of upper seams will be spoiled over the lower seam highwalls to reclaim the walls. Dozers will aid in this effort but could possibly contribute to rehandle issues if the lower cuts haven’t been taken. Ideally, dozer activity doesn’t take place until all the lower cuts and highwall mining activity, directly below, has taken place. This will be challenging due the numerous seams that are expected to be highwall mined. The majority of the reclamation volume will likely be achieved by higher cost truck haulage. Alpha’s ground control plan does not mandate a “top-down” or “bottom-up” seam sequence for highwall mining. Unfortunately, due to its numerous seams, depletion records show that there have been situations where simultaneous excavation in different parts of the Property exposed multiple seams, each capable of being highwall mined. In these situations, operations selected the better/easier seam for highwall mining. Generally, need for continued progress in contour mining dictates that the other benches be abandoned to continue excavation of lower seams. It is anticipated that after contour mining activity of the lowest seam in the immediate area has been completed and backfilling of the highwall has commenced, access to the abandoned seams can be contemplated. MM&A assumes that Alpha would level the backfilled mine spoil at the elevation of the previously abandoned seams so that these seams can be highwall mined prior to completing the backfilling of the highwall. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 56 Kingston will be operating two large hydraulic excavators, one small hydraulic excavator, four Caterpillar Inc. (CAT) 993 front-end loaders, one smaller CAT 992 front-end loader, and seven CAT D11 track bulldozers. Combined production capacity will be in excess of 31 million BCY per year in year 2027, after Bishop reserves are depleted. Two highwall miners will provide additional production tonnage as final highwalls are created. Production activity on the Paint Mountain permit could potentially be hampered if the West Virginia turnpike tower that is located at the top of the permit ridge is not moved or restrictions are placed on blasting in the vicinity of the tower. Negotiations are expected to be ongoing, and MM&A assumed the tower will eventually be relocated in order for mining of the underlying seams to take place. The mine will employ up to 287 operators for surface mining and highwall mining phases of the operation. As reclamation activities become more needed operator count might require a slight increase. At the above production level exhaustion of the currently defined surface reserves is expected to be in Year 2033, while exhaustion of the highwall mining reserves is projected to occur in Year 2034. 14 Processing and Recovery Methods 14.1 Description or Flowsheet The Alpha Kingston Operations includes the Kingston Preparation Plant. Washed coal product is transported from the preparation plant by truck haulage to the Pax loadout with access to the CSX Railroad. The Pax loadout was constructed in 2006 and can load railroad cars at a rate of 3,500 tons per hour. Coal can also be transported by truck to Alpha’s Marmet dock barge loading facilities. The docks are located on the Kanawha River near Marmet, West Virginia, and provide barge transportation to the customer. Barges can be loaded at the rate of 1,600 tons per hour, and the facility was built in 1986. Coal can also be trucked to the Kingston Mammoth Preparation Plant for processing. The Mammoth Plant provides rail loading on the Kanawha River Railroad short line that connects to the Norfolk Southern Transportation railroad systems as well as on-site barge loading on the Kanawha River. The Kingston plant site includes raw coal storage, clean coal storage, and refuse disposal areas. The Kingston preparation plant was constructed in 1974 and has a raw feed rate capacity of 700 raw tons per hour. The plant received its latest upgrade in 2001.1 Primary separation equipment includes Peters heavy media vessels, Krebs heavy media cyclones, MultiTech spirals, and Denver froth cells, supported by the requisite screens, centrifuges, sumps, pumps, and distribution systems. Coarse and fine refuse are disposed in an adjacent slurry cell impoundment. During the 2025 reporting year, the 1 Coal Age Magazine, October 2022, pg 19, US Prep Plant Census 2022

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Kingston plant produced a product with a typical ash content of 8.68%, a typical sulfur content 0.72%, and a typical volatile matter content 23.39% at a utilization rate of 70.90%.

Product transportation from the preparation plant is by highway truck to either the Pax Railroad Loadout or to barge loading facilities along the Kanawha River near Marmet, West Virginia.

An aerial image of the Kingston Preparation Plant and refuse area is shown in *Figure 14-1*.

Figure 14-1: Kingston Preparation Plant and Refuse Area


Refuse Area
Kingston
Plant

MARSHALL MILLER & ASSOCIATES, INC. 57

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 14-2: Kingston Preparation Plant and Refuse Area (Zoomed-In View)


Refuse Conveyor
Kingston
Plant
Google Earth
N

Processes and equipment are typical of those used in the coal industry and are in use in all plants in the Central Appalachian Basin.

Current operations can ship product to the existing Mammoth Preparation Plant located near Montgomery, Fayette County, West Virginia. Future plans include shipping the proposed Wildcat Mine run of mine product to the Mammoth Preparation Plant on the Kanawha River Railroad system. By utilizing the existing infrastructure with the nearby railroad facilities, the existing preparation plant, the existing refuse facilities and the existing shipping facilities, the Sewell Seam mine will enter the market with a premium metallurgical product strategically situated to access various markets by two Class 1 railroads and the intracoastal waterway barge system.

The Mammoth preparation plant was originally constructed in 1950 and remains active. The last upgrade occurred in 2008. The plant feed rate is 1,200 raw tons per hour. Separation equipment utilizes a heavy media vessel, low density cyclones, spirals and column flotation, supported by various screens, centrifuges, sumps, pumps and distribution systems. During the 2025 reporting year, the Mammoth plant had a utilization rate of 9.30%. Coarse and fine refuse are disposed of at the nearby Lick Branch Impoundment.

MARSHALL MILLER & ASSOCIATES, INC. 58

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Rail service is provided by the Kanawha River Railroad short line that connects to Norfolk Southern Class 1 railroads. Barge loading facilities are available on site as the plant is strategically located on the headwaters of the Kanawha River intracoastal waterway system.

14.2 Requirements for Energy, Water, Material and Personnel

Personnel have historically been sourced from the surrounding communities in Fayette, Raleigh, Kanawha, and Boone Counties, and have proven to be adequate in numbers to conduct mining operations. As mining is common in the surrounding areas, the workforce is familiar with mining practices, and many are experienced miners.

Water is sourced locally from public water sources or rivers, and electricity is sourced from **Appalachian Electric Power (*AEP*)**. The service industry in the areas surrounding the mine operations has historically provided supplies, equipment repairs and fabrication, etc.

15 Infrastructure

The Kingston Preparation Plant services the area with washed coal, which is transported via highway trucks to the Pax Loadout located on WATCO's Kanawha River Railroad short line railroad or to barge loading facilities along the Kanawha River near Marmet, West Virginia. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to the preparation plant. This practice will continue for future reserves.

As an active operation, the necessary support infrastructure for Kingston is in place.

As new areas are developed, the infrastructure requirements will change. These changes have been considered in the LOM plans and financial model.

The underground mining resource areas which are located below drainage will require surface facilities, mine access slope development to the coal seam and ventilation facilities. Typical surface facilities include a mine office, a change house, supply facilities, mine fan and a stacker conveyor for run-of-mine coal storage.

Photographs of the existing Kingston facilities are shown in *Figures 15-1, 15-2, 15-3 and 15-4*.

MARSHALL MILLER & ASSOCIATES, INC. 59

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 15-1: Kingston Overview


WV Turnpike
Interstate 64
Kingston Surface Mine Operations
Kingston
Kingston
Refuse Disposal
Kingston
Plant
Google Earth
N
3000 ft

MARSHALL MILLER & ASSOCIATES, INC. 60

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 61 Figure 15-2: Kingston Plant Area October 2022 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 62 Figure 15-3: Kingston Refuse Area October 2022

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 15-4: Kingston - Pax Loadout Surface Facilities


Clean Coal
Stockpiles
Loadout
Google Earth
400 ft
N

Current operations can ship product to the existing Mammoth Preparation Plant located near Montgomery, Fayette County, West Virginia. Future plans include shipping the proposed Wildcat Mine run of mine product to the Mammoth Preparation Plant on the existing Kanawha River Railroad system. By utilizing the existing infrastructure with the nearby railroad facilities, the existing preparation plant, the existing refuse facilities and the existing shipping facilities, the Sewell Seam mine will enter the market with a premium metallurgical product strategically situated to access various markets by two Class 1 railroads and the intracoastal waterway barge system.

The Wildcat Mine slope location will be remote from the Kingston Preparation Plant but adjacent to the existing Kanawha River Railroad short line. A dedicated railroad car loader will be constructed on the railroad right of way. Using the existing railroad as compared to highway trucks to and from the Kingston Plant will provide a cost-effective method to participating in the metallurgical market with this coal.

Photographs of the existing Mammoth facilities are shown in *Figures 15-5, 15-6, and 15-7*.

MARSHALL MILLER & ASSOCIATES, INC. 63

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 15-5: Mammoth Facilities Overview


Dunn Hollow
Refuse
Impoundment
Mammoth Prep Plant
US Route 60
Kanawha River
Montgomery
Google Earth
4000 ft
N

MARSHALL MILLER & ASSOCIATES, INC. 64

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 65 Figure 15-6: Mammoth Preparation Plant Layout 2022 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 66 Figure 15-7: Dunn Hollow Impoundment Refuse Disposal Area 16 Market Studies 16.1 Market Description The quality characteristics for the subject coal resources and coal reserves have been reviewed in detail by MM&A. The drill hole data were used to develop average coal quality characteristics for the mining site. These average coal quality characteristics were then utilized as the basis for determining the various markets into which the saleable coal will be placed. Quality Specifications for the Kingston products as produced in 2025 are as shown in Table 16-1.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 16-1: Dry Quality Specifications

	Kingston Preparation Plant	Pax Load Out
Ash (%)	8.68	8.68
Sulfur (%)	0.72	0.93
Volatile Matter (%)	23.39	29.59

Note: All Specs are dry basis

The mine production serves both the mid-volatile and the high-volatile metallurgical markets.

16.2 Price Forecasts

Pricing data as provided by Alpha is described in *Table 16-2*. The pricing data assumes a flat-line long term realization average of $190 per short ton port loading, with an average of $128.45 netback pricing reflective of the mid-volatile product, and $183 per short ton port loading, with an average of $134.98 netback pricing reflective of the high-volatile product currently sold at Kingston. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $82 per short ton with an average of $78.98 per ton netback pricing. The LOM blended average netback pricing for the Kingston reserves is $124.62 per ton. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their Kingston business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Kingston Mining Complex.

Table 16-2: Price Forecasts

Coal Quality	Market Pricing Per Ton (1) (2)
High-Vol. A	$183
High- Vol. B	$169
Mid-Vol.	$190
Low-Vol.	$191
Thermal	$82

(1) - Market pricing shown on U.S. East Coast basis.
(2) - Metallurgical and thermal pricing based on 10-year and 3-year average, respectively of forecasted pricing from pricing services.

16.3 Contract Requirements

Some contracts are necessary for successful marketing of the coal. For Kingston, since all mining, preparation and marketing is done in-house, the remaining contracts required are:

> **Transportation** – Alpha contracts with the Norfolk Southern Railroad and CSX Transportation to transport coal to market. Barge transportation on the Kanawha River is contracted through various parties.

MARSHALL MILLER & ASSOCIATES, INC. 67

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

> **Sales** – Sales contracts are a mix of spot and contract sales. With the volatility of the market, long-term contracts are not typically written.

17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals

17.1 Results of Studies

MM&A completed an environmental review in 2011 for the Massey properties acquired by Alpha, including those operations that were active at Kingston at that time. The environmental review completed by MM&A included site inspections, reviews of historical records, database searches of State and Federal regulatory records and interviews to identify potential recognized environmental conditions (*RECs*) that may create environmental liability for the sites. While MM&A identified RECs during both studies, MM&A's opinion was that those issues would not preclude the continued or future use of the properties as a coal mining/preparation venture.

Based on this former ESA completed by MM&A, it is MM&A's opinion that Kingston has a typical coal industry record of compliance with applicable mining, water quality, and environmental laws. Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models.

17.2 Requirements and Plans for Waste Disposal

The financial model estimates tonnage reporting to the Kingston Preparation Plant through calendar year 2036. The current refuse facility uses slurry cell construction above the existing refuse area. Current activities adjoin the active surface mining area. Substantial areas are available for refuse disposal as needed and could overflow in to surface mine areas if needed. Coal processing will be provided for the Kingston underground mines that complete their assignments in 2033. Afterwards, processing will be limited to highwall miner production, auger production and selected surface mine seams at a reduced production rate until 2034.

The Mammoth Preparation Plant will see run of mine coal from the Wildcat Mine starting in 2026 and extending into calendar year 2036. Adequate capacity remains in the existing impoundment structure to store the refuse material that will be generated.

Table 17-1 is configured to provide general information as to the status of the refuse areas.

MARSHALL MILLER & ASSOCIATES, INC. 68

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 17-1: Kingston Refuse Disposal Summary

Refuse Facility	State SMCRA Permit Number	MSHA ID	Refuse Disposal Type	Classified as a Dam	Permit Status	Current Planned Maximum Coarse Life (Approved + Planned)	Current Planned Maximum Fines Life (Approved + Planned)	Est. Coarse/ Combined Refuse Life (Yrs.)	Est. Fine Refuse Life (Yrs.)
Kingston Coal Refuse Disposal Facility Kingston	O-3019-93	1211-WV-40107-04	Slurry Cell Impoundment - Downstream and Upstream	Yes	Active	10+	10+	10+	10+
Mammoth Refuse Impoundment	S-127-82		Slurry Impoundment - Downstream and Upstream	Yes	Active	11+	11+	11+	11+

17.3 Permit Requirements and Status

All mining operations are subject to federal and state laws and must obtain permits to operate mines, coal preparation and related facilities, haul roads, and other incidental surface disturbances necessary for mining to occur. Permits require that the permittee post a performance bond in an amount established by the regulatory program to provide assurance that any disturbance or liability created during mining operations is restored to an approved post-mining land use and that all regulations and requirements of the permits are fully satisfied before the bond is returned to the permittee. Significant penalties exist for any permittee who fails to meet the obligations of the permits including cessation of mining operations, which can lead to potential forfeiture of the bond. Any company, and its directors, owners, and officers, which are subject to bond forfeiture can be denied future permits under the program.[2]

New permits or permit revisions will occasionally be necessary to facilitate the expansion or addition of new mining areas on the Property, such as amendments to existing permits and new permits for mining of reserve areas. Exploration permits are also required. Property under lease includes provisions for exploration among the terms of the lease. New or modified mining permits are subject to a public advertisement process and comment period, and the public is provided an opportunity to raise objections to any proposed mining operation. MM&A is not aware of any specific prohibition of mining on the subject property and given sufficient time and planning, Alpha should be able to secure new permits to maintain its planned mining operations within the context of current regulations. Necessary permits are in place to support current production on the Property, but future permits are required to maintain and expand production. Portions of the Property are located near local communities. Regulations prohibit mining activities within 300 feet of a residential dwelling, school, church, or similar structure unless written consent is first obtained from the owner of the structure. Where required, Alpha reports that such consents have been obtained where mining is proposed beyond the regulatory limits.

[2] Monitored under the Applicant Violator System (AVS) by the Federal Office of Surface Mining.

MARSHALL MILLER & ASSOCIATES, INC. 69

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Alpha has obtained all mining and discharge permits to operate its mines and processing, loadout, or related facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. The Kingston Mining Complex, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*)** and **United States Fish and Wildlife (*USFW*)** involvement with state programs.

The Mining permits currently held by Alpha on the Kingston Property are shown in *Table 17-2*.

MARSHALL MILLER & ASSOCIATES, INC. 70

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 17-2: Kingston Mining Permits

Mine Name	Seam	Permit	Expires	Status	Acres Disturbed	Acres Reclaimed	Acres Bonded
Republic Energy, LLC							
Skitter Creek No. 1 Mine	-	S302794	9/22/2030	Active, Reclaimed	55.9	497.68	616.58
Kingston Mine	Chilton A, No. 2 Gas - Lwr, Coalburg - Ltl, Winifrede - Lwr, Chilton, Chilton RDR, Hernshaw, Coalburg, No. 2 Gas, Chilton - Ltl, Stockton, Winifrede - U, Peerless, Powellton, Clarion, Cedar Grove	S300215	11/5/2029	Active, Moving Coal	-	-	738.78
White Oak Surface Mine	Chilton A, No. 2 Gas - Lwr, Coalburg - Ltl, Winifrede - Lwr, Chilton, Chilton RDR, Hernshaw, Coalburg, No. 2 Gas, Chilton - Ltl, Stockton, Winifrede - U, Peerless, Powellton, Clarion, Cedar Grove	S300821	11/30/2027	Active, Moving Coal	-	-	847.4
Paint Mountain Surface Mine	Chilton A, Chilton, Chilton RDR, Coalburg, No. 2 Gas, Stockton, Winifrede - U, Winifrede, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove	S300520	10/19/2026	Active, Moving Coal	-	-	1244
Fulton East Surface Mine	Peerless, Campbell Crk – Lwr, 2 Gas, Powellton, Williamson, Cedar Grove, Hernshaw, Powellton A	S300721	08/07/28	Not Started	-	-	852.4
Pax Loadout		O302103	11/15/29	Active, No Coal Removed	15.05	5.1	21.81
Kingston Mining, Inc							
Kingston Preparation Plant	-	O301198	09/28/2030	Active	54.34	5.6	83
Refuge Disposal Area	-	O301993	03/14/2029	Active	93.14	60.19	265
Crown Hill River Loading Facility	-	O302190	07/15/2026	Inactive	19.62	0.76	22.08
Kingston No. 2 Mine	2 Gas	U300601	11/05/2026	Active	11.67	0	14.95
Glen Alum No. 1	Glen Alum Tunnel	U300496	12/18/2026	Inactive	12.06	9.34	29.00
Glen Alum No. 3	Glen Alum Tunnel	U300597	03/27/2030	Active	8.70	3.07	12.40
Kingston No. 5	Glen Alum Tunnel	U300512	07/07/2030	Inactive	1.54	1.54	13.42
Kingston Wildcat (Sewell) Mine	Sewell	U300422	03/20/28	Active	-	-	28
Kingston No. 7 Mine	Little Eagle	U302612	01/03/2028	Inactive	16.96	5.70	37.86

Note: Permit status and expiration dates are based on information obtained from regulatory agency website. Permits in reclamation status receive Renewal Waivers and may show expired dates.

MARSHALL MILLER & ASSOCIATES, INC. 71

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

17.4 Local Plans, Negotiations or Agreements

MM&A found no indication of agreements beyond the scope of Federal or State Regulations.

17.5 Mine Closure Plans

Applicable regulations require that mines be properly closed, and reclamation commenced immediately upon abandonment. In general, site reclamation includes removal of structures, backfilling, regrading, and revegetation of disturbed areas. For surface mines, much of the expense for backfilling and regrading is completed as part of ongoing mining operations, with only reclamation of final pits and HWM benches required at end-of-mine life. Sediment control is required during the establishment of vegetation, and bond release requires a minimum five-year period of site maintenance, water sampling, and sediment control following mine completion. This requirement is reduced to two years for certain operations involving re-mining. Reclamation of underground mines includes closure and sealing of mine openings such as portals and shafts in addition to the items listed above.

Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. As with all mining companies, an accretion calculation is performed annually so the necessary Asset Retirement Obligations (*ARO*) can be shown as a Liability on the Balance Sheet.

17.6 Qualified Person's Opinion

The Kingston Mining Complex is an operating facility; all necessary permits for current production have been obtained. MM&A knows of no reason that any permit revisions or new permits that may be required cannot be obtained.

Estimated expenditures for site closure and reclamation are included in the financial model for this site.

18 Capital and Operating Costs

18.1 Capital Cost Estimate

The production sequence selected for a property must consider the proximity of each reserve area to coal preparation plants, river docks and/or railroad loading points, along with suitability of production equipment to coal seam conditions. The in-place infrastructure was evaluated, and any future needs were planned to a level suitable for a Preliminary Feasibility Study and included in the Capital Forecast.

Alpha provided MM&A with information related to the number of currently operating production units at Kingston. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based

MARSHALL MILLER & ASSOCIATES, INC. 72

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Kingston operations is provided in *Figure 18-1* below. Total capital by mine is summarized in *Table 18-1*. An additional $4.6 million of capital was added in 2026-2027 for plant upgrades, resulting in a total estimated capital of $244.9 million for the Kingston Complex.

Figure 18-1: Projected Capital Expenditures – Consolidated Kingston Operations


$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$ Thousands
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Year
Underground Mines
Surface Mines
HWM
Prep Plant

MARSHALL MILLER & ASSOCIATES, INC. 73

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 18-1: Summary of Capital Expenditures Schedule by Mine

Item	Total	2025	2026	2027	2028	2029	2030	2031
Kingston #2 (Douglas)	**$6,718**	$0	$4,603	$2,116	$0	$0	$0	$0
Wildcat (Sewell)	**$115,015**	$0	$40,169	$12,889	$2,493	$2,493	$2,493	$22,862
Kingston Mine #10 (Douglas)	**$37,998**	$0	$0	$19,163	$2,049	$2,049	$2,049	$11,151
Kingston Surface	**$69,739**	$0	$10,687	$9,236	$10,116	$8,634	$10,716	$9,234
Kingston HWM	**$10,874**	$0	$1,750	$1,904	$1,340	$640	$1,040	$1,660
Total	**$240,344**	**$0**	**$57,208**	**$45,308**	**$15,998**	**$13,816**	**$16,298**	**$44,907**

Item	2032	2033	2034	2035	2036	2037	2038	2039
Kingston #2 (Douglas)	$0	$0	$0	$0	$0	$0	$0	$0
Wildcat (Sewell)	$13,073	$2,878	$12,341	$2,493	$831	$0	$0	$0
Kingston Mine #10 (Douglas)	$1,537	$0	$0	$0	$0	$0	$0	$0
Kingston Surface	$10,116	$1,000	$0	$0	$0	$0	$0	$0
Kingston HWM	$530	$1,370	$640	$0	$0	$0	$0	$0
Total	**$25,256**	**$5,248**	**$12,981**	**$2,493**	**$831**	**$0**	**$0**	**$0**

Note: No capital was projected for 4th quarter 2025.

18.2 Operating Cost Estimate

Alpha provided historical costs and budgeted projections of operating costs for its active underground mines (Kingston #2) for MM&A's review, along with its active surface and highwall mines (Kingston). MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for the mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare, and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, drilling & blasting, coal preparation plant processing, refuse handling, coal loading, property taxes, and insurance and bonding and other direct mining costs.

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Statutory sales-related costs are summarized in *Table 18-2*.

Table 18-2: Estimated Coal Production Taxes and Sales Costs

Description of Tax or Sales Cost	Basis of Assessment	Cost
Federal Black Lung Excise Tax – Underground	Per Ton	$1.10
Federal Black Lung Excise Tax – Surface/Highwall	Per Ton	$0.55
Federal Reclamation Fees – Underground	Per Ton	$0.12
Federal Reclamation Fees – Surface/Highwall	Per Ton	$0.28
West Virginia Reclamation Tax - Underground	Per Ton	$0.279
West Virginia Severance Tax	Percentage of Revenue	1 to 5%
Royalties – Underground, Surface and Highwall	Percentage of Revenue	5.0%

Notes: 1. Federal black lung excise tax is paid only on coal sold domestically. MM&A assumed 50% of sales will be into domestic market.

MARSHALL MILLER & ASSOCIATES, INC. 74

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 75 A summary of the projected operating costs for the consolidated Kingston operations is provided in Figure 18-2. Figure 18-2: Kingston Mining Complex Operating Costs 19 Economic Analysis 19.1 Economic Evaluation 19.1.1 Introduction The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves and production rates may differ from Alpha’s own budgetary projections. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2026. On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 76 operating supplies, maintenance and repairs, facilities cost for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines’ historical costs provided a useful reference for MM&A’s cost estimates. The operations are projected on a calendar year basis. MM&A’s projection of annual sales tonnage is summarized in the chart below. While all Alpha coal resource properties deemed by MM&A to have potential for classification as coal reserves were evaluated as part of the economic model, some of those resource areas were determined to be uneconomical in the current market and were therefore excluded from coal reserves as discussed below. Figure 19-1: Projection of Sales Tons Sales revenue is based on the coal price information provided to MM&A by Alpha. Only the revenue from Alpha’s captive mining operations is included in the financial model used for this TRS. The P&L projections of the individual mines of Alpha’s Kingston operations are then consolidated into a P&L and cash flow schedule for further testing of the economics. Projected debt service is excluded from the P&L and cash flow model to determine Enterprise Value of the aggregated entity.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

The financial model expresses coal sales prices, operating costs, and capital expenditures in current day dollars without adjustment for inflation. Capital expenditures and reclamation costs are included based on engineering estimates for each mine by year. MM&A also included an estimate of administrative costs in the financial projections.

Alpha will pay royalties for the various current and projected operations. The royalty rates vary by location as provided by Alpha. The royalty rates were assumed to be 5.0% of the sales revenue.

The projection model also includes consolidated income tax calculations at Alpha's Kingston Division level, incorporating statutory depletion calculations, as well as state income taxes, and a federal tax rate of 21%. To the extent the Alpha mines generate net operating losses for tax purposes, the losses are carried over to offset future taxable income from Alpha mines. The terms "cash flows" and "project cash flows" used in this report refer to after-tax cash flows.

Alpha's projected consolidated annual revenue for the Kingston operations is shown in the chart below.

Figure 19-2: Consolidated Annual Revenue


$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$ Thousands
Underground Mines
Surface Mines
Highwall Mines
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Year

Projected consolidated revenue, cash costs, and EBITDA for the Kingston operations are expressed in dollars per ton in the graph below.

MARSHALL MILLER & ASSOCIATES, INC. 77

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-3: Revenue, Cash Costs, and EBITDA


Revenue
Cash Costs
EBITDA
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$ per Ton
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036

The above chart shows an average LOM revenue of $125 per ton, cash costs of $88 to $110 per ton and EBITDA of $19 to $38 per ton. Positive EBITDA per ton averages $30.64 per ton over the life of the operations.

Table 19-1 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Kingston.

Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

	LOM Tonnage	LOM Pre Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Underground Mines					
Kingston Mine #10 (Douglas)	1,807	$12,174	$6.74	$37,501	$20.76
Wildcat (Sewell)	9,889	$179,594	$18.16	$337,309	$34.11
Kingston #2 (Douglas)	1,268	$43,321	$34.18	$48,650	$38.38
Consolidated Deep Mines	**12,963**	**$235,089**	**$18.14**	**$423,461**	**$32.67**
Surface Mines					
Kingston	16,027	$217,567	$13.57	$311,065	$19.41
Consolidated Surface Mines	**16,027**	**$217,567**	**$13.57**	**$311,065**	**$19.41**
HWM Operations					
Kingston HWM	5,177	$302,179	$58.37	$312,499	$60.37
Consolidated HWMs	**5,177**	**$302,179**	**$58.37**	**$312,499**	**$60.37**
Grand Total	**34,166**	**$754,835**	**$22.09**	**$1,047,024**	**$30.64**

Note: LOM tonnage evaluated in the financial model includes October 2025 through December 2025 production for underground mines and July 2025 through December 2025 production for surface and highwall mines production (842,315 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2025.

MARSHALL MILLER & ASSOCIATES, INC. 78

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

As shown in *Table 19-1,* all the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Kingston operations show positive LOM P&L and EBITDA of $754.8 million and $1.0 billion, respectively.

A breakdown of projected EBITDA for the consolidated Kingston operations is shown in the chart below:

Figure 19-4: Annual EBITDA


$200
$175
$150
$125
$100
$75
$50
$25
$-
$(25)
EBITDA $ MM
Underground Mining
Surface Mining
Highwall Mining
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
Year

19.1.2 Cash Flow Summary

Alpha's consolidated Kingston cash flow summary in constant dollars, excluding debt service, is shown in *Table 19-2* below.

Table 19-2: Project Cash Flow Summary ($000)

	Total	YE 12/31 2025	YE 12/31 2026	YE 12/31 2027	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030
Production & Sales tons	34,166	995	3,152	3,719	3,971	4,401	4,144
Total Revenue	$4,257,906	$122,997	$393,038	$466,477	$490,735	$546,449	$515,367
EBITDA	$1,047,024	$26,652	$89,058	$102,184	$122,582	$152,252	$135,673
Net Income	$603,432	$20,242	$48,154	$57,952	$77,795	$100,651	$85,546
Net Cash Provided by Operating Activities	$895,622	$17,686	$66,148	$88,939	$104,349	$126,712	$122,600
Purchases of Property, Plant, and Equipment	($244,945)	$0	($59,821)	($47,296)	($15,998)	($13,816)	($16,298)
Net Cash Flow	$650,677	$17,686	$6,326	$41,643	$88,351	$112,896	$106,302

MARSHALL MILLER & ASSOCIATES, INC. 79

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033	YE 12/31 2034	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037
Production & Sales tons	3,998	3,916	3,643	1,196	778	252	0
Total Revenue	$496,223	$485,709	$452,820	$155,742	$99,968	$32,383	$0
EBITDA	$117,335	$114,522	$131,584	$44,886	$14,409	$3,527	($4,366)
Net Income	$65,189	$60,377	$86,776	$26,135	$131	($10,475)	($8,609)
Net Cash Provided by Operating Activities	$109,198	$105,867	$116,355	$59,629	$23,439	$12,251	($34,422)
Purchases of Property, Plant, and Equipment	($44,907)	($25,256)	($5,248)	($12,981)	($2,493)	($831)	$0
Net Cash Flow	$64,291	$80,611	$111,107	$46,648	$20,946	$11,420	($34,422)

	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040	YE 12/31 2041	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044
Production & Sales tons	0	0	0	0	0	0	0
Total Revenue	$0	$0	$0	$0	$0	$0	$0
EBITDA	($1,726)	($871)	($444)	($231)	($0)	($0)	($0)
Net Income	($3,414)	($1,700)	($866)	($451)	($0)	($0)	($0)
Net Cash Provided by Operating Activities	($11,826)	($5,656)	($2,828)	($2,818)	$0	$0	$0
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	($11,826)	($5,656)	($2,828)	($2,818)	$0	$0	$0

Note: 1) LOM tonnage evaluated in the financial model includes October 2025 through December 2025 production for underground mines and July 2025 through December 2025 production for surface and highwall mines production (842,315 clean tons) which was subtracted from coal reserves to make the effective date of the reserves December 31, 2025.
2) Results shown for 2025 represent 4th quarter only.

Consolidated cash flows are driven by annual sales tonnage, which grows from 3.2 million tons in 2026 to a peak of 4.4 million tons in 2029. Between years 2030 and 2036, sales range from 0.3 million to 4.1 million tons. Projected consolidated revenue grows from $393.0 million in 2026 to a peak of $546.4 million in 2029. Revenue totals $4.3 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, apart from post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $126.7 million in 2029 and totals $895.6 million over the project life. Capital expenditures total $153.2 million during the first five years and $244.9 million over the project's life.

Consolidated Kingston net cash flow after tax, but before debt service, is shown by year in the chart below:

MARSHALL MILLER & ASSOCIATES, INC. 80

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 81 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) LOM Net cash flow is positive for this project. The cash flows after year 2036 are related to end of mine reclamation expenditures, which are accrued over the life of the mines. 19.1.3 Discounted Cash Flow Analysis Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 15.80% discount rate, which represents MM&A’s estimate of the constant dollar, risk adjusted WACC for market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $349.1 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Kingston reserves. The pre-feasibility financial model (+/- 20 percent in accuracy) prepared for the TRS was developed to test the economic viability of each coal resource area. A 5% operating cost contingency was included in the economic analysis. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Kingston assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management. 19.1.4 Sensitivity Analysis Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 15.80% discount rate when Base Case sales prices, operating Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 82 costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range. Figure 19-6: Sensitivity of NPV As shown, NPV is quite sensitive to changes in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates. 20 Adjacent Properties 20.1 Information Used No Proprietary information associated with neighboring properties was used as part of this study. 21 Other Relevant Data and Information MM&A performed previous evaluations of the Property and most recently in 2024 for reserves effective as of December 31, 2024 for Alpha based on the (SEC) S-K 1300 regulations. Kingston was previously included in and referred to as Mid-West Virginia Surface in the December 31, 2022 evaluation. MM&A utilized these former evaluations as the basis of an updated study for the TRS dated December 31, 2025.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 83 22 Interpretation and Conclusions 22.1 Conclusion Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Kingston Property. The data is of sufficient quantity and reliability to support the coal resource and coal reserve estimates in this TRS. The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the preliminary feasibility study is sufficient to conclude that the 33.32 Mt of marketable coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 22.2 Risk Factors Risks have been identified for operational, technical, and administrative subjects addressed in the Pre- Feasibility Study. A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360). The purpose of the characterization of the project risk components is to inform the project stakeholders of key aspects of the Alpha projects that can be impacted by events whose consequences can affect the success of the venture. The significance of an impacted aspect of the operation is related to both the probability of occurrence and the severity of the consequences. The initial risk for a risk factor is herein defined as the risk level after the potential impact of the risk factor is addressed by competent and prudent management utilizing control measures readily available. Residual risk for a risk factor is herein defined as the risk level following application of special mitigation measures if management determines that the initial risk level is unacceptable. Initial risk and residual risk can be quantified numerically, derived by the product of values assigned to probability and consequences ranging from very low risk to very high risk. The probability and consequence parameters are subjective numerical estimates made by practiced mine engineers and managers. Both are assigned values from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 84 greatest consequence. The products which define the Risk Level are classified from very low to very high. Risk Level Table (R = P x C) Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Risk aspects identified and evaluated during this assignment total 15. No residual risks are rated Very High. Three (3) residual risks are rated High. Six (6) of the risk aspects could be associated with Moderate residual risk. Four (4) of the risk aspects were attributed Low or Very Low residual risks. 22.2.1 Governing Assumptions The listing of the aspects is not presumed to be exhaustive. Instead that listing is presented based on the experiences of the contributors to the TRS. 1. The probability and consequence ratings are subjectively assigned, and it is assumed that this subjectivity reflects the condition of the active and projected mine operations. 2. The Control Measures shown in the matrices presented in this chapter are not exhaustive. They represent a condensed collection of activities that the author of the risk assessment section has observed to be effective in coal mining scenarios. 3. Mitigation Measures listed for each risk factor of the operation are not exhaustive. The measures listed, however, have been observed by the author to be effective. 4. The monetary values used in ranking the consequences are accepted quantities for the coal mining industry. 22.2.2 Limitations The risk assessment proposed in this report is subject to the limitations of the information currently collected, tested, and interpreted at the time of the writing of the report. 22.2.3 Methodology The numerical quantities (i.e., risk levels) attributable to either “initial” or “residual” risks are derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

$$R = P \times C$$

Where: R = Risk Level
P = Probability of Occurrence
C = Consequence of Occurrence

The Probability (P) and Consequence (C) parameters recited in the formula are subjective numerical estimates made by practiced mine engineers and managers. Both P and C are assigned integer values ranging from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products (R = P x C) which define the Risk Level, are thereafter classified from very low to very high.

Risk Level Table

Risk Level (R)
Very Low (1 to 2)
Low (3 to 5)
Moderate (6 to 11)
High (12 to 19)
Very High (20 to 25)

Very high initial risks are unacceptable and require corrective action well in advance of project development. In short, measures must be applied to reduce very high initial risks to a tolerable level.

As shown and discussed above, after considering the operational, technical, and administrative actions that have been applied or are available for action when required, the residual risk can be determined. The residual risk provides a basis for the management team to determine if the residual risk level is acceptable or tolerable. If the risk level is determined to be unacceptable, further actions should be considered to reduce the residual risk to acceptable or tolerable levels to provide justification for continuation of the proposed operation.

22.2.4 Development of the Risk Matrix

Risks have been identified for the technical, operational, and administrative subjects addressed in the TRS. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360).

Marshall Miller & Associates, Inc. 85

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

22.2.4.1 Probability Level Table

Table 22-1: Probability Level Table

Category	Probability Level (P)		
1	Remote	Not likely to occur except in exceptional circumstances.	<10%
2	Unlikely	Not likely to occur; small in degree.	10 - 30%
3	Possible	Capable of occurring.	30 - 60%
4	Likely	High chance of occurring in most circumstances.	60 - 90%
5	Almost Certain	Event is expected under most circumstances; impossible to avoid.	>90%

The lowest rated probability of occurrence is assigned the value of 1 and described as remote, with a likelihood of occurrence of less than 10 percent. Increasing values are assigned to each higher probability of occurrence, culminating with the value of 5 assigned to incidents considered to be almost certain to occur.

22.2.4.2 Consequence Level Table

Table 22-2 lists the consequence levels.

Marshall Miller & Associates, Inc. 86

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 87 Table 22-2: Consequence Level Table Correlation of Events in Key Elements of the Project Program to Event Severity Category Category Severity of the Event Financial Impact of the Event Unplanned Loss of Production (Impact on Commercial Operations) Events Impacting on the Environment Events Affecting the Program's Social and Community Relations Resultant Regulatory / Sovereign Risk Events Affecting Occupational Health & Safety 1 Insignificant < USD $0.5 million ≤ 12 hours Insignificant loss of habitat; no irreversible effects on water, soil, and the environment. Occasional nuisance impact on travel. Event recurrence avoided by corrective action through established procedures (Engineering, guarding, training). 2 Minor USD $0.5 million to $2.0 million ≤ 1 day No notable change to species populations; short- term reversible perturbation to ecosystem function. Persistent nuisance impact on travel. Transient adverse media coverage. First aid – lost time. Event recurrence avoided by corrective action thought established procedures. 3 Moderate USD $2.0 million to $10.0 million ≤ 1 week Appreciable change to species population; medium-term (≤10 years) detriment to ecosystem function. Measurable impact on travel and water/air quality. Significant adverse media coverage / transient public outrage. Uncertainty securing or retaining essential approval / license. Medical Treatment – permanent incapacitation Avoiding event recurrence requires modification to established corrective action procedures. Change to regulations (tax; bonds; standards). 4 Major USD $10.0 million to $50.0 million 1 to 2 weeks Change to species population threatening viability; long-term (>10 years) detriment to ecosystem function. Long-term, serious impact on travel and use of water resources; degradation of air quality; sustained and effective public opposition. Suspension / long-delay in securing essential approval / license. Fatality. Avoiding event recurrence requires modification to established corrective action procedures and staff retraining. Change to laws (tax; bonds; standards). 5 Critical >USD $50.0 million >1 month Species extinction; irreversible damage to ecosystem function. Loss of social license. Withdraw / failure to secure essential approval / license. Multiple fatalities. Avoiding event recurrence requires major overhaul of policies and procedures. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Kingston Mining Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 88 The lowest rated consequence is assigned the value of 1 and is described as Insignificant Consequence parameters include non-reportable safety incidents with zero days lost accidents, no environmental damage, loss of production or systems for less than 12 hours and cost of less than USD $0.5 million. Increasing values are assigned to each higher consequence, culminating with the value of 5 assigned to critical consequences, the parameters of which include multiple-fatality accidents, major environmental damage, and loss of production or systems for longer than one month and cost of greater than USD $50.0 million. Composite Risk Matrix R = P x C and Color-Code Convention The risk level, defined as the product of probability of occurrence and consequence, ranges in value from 1 (lowest risk) to 25 (maximum risk level). The values are color-coded to facilitate identification of the highest risk aspects. Table 22-3: Risk Matrix P x C = R Consequence (C) Insignificant Minor Moderate Major Critical 1 2 3 4 5 P ro b ab ili ty L ev el ( P ) Remote 1 1 2 3 4 5 Unlikely 2 2 4 6 8 10 Possible 3 3 6 9 12 15 Likely 4 4 8 12 16 20 Almost Certain 5 5 10 15 20 25 22.2.5 Categorization of Risk Levels and Color Code Convention Very high risks are unacceptable and require corrective action. Risk reduction measures must be applied to reduce very high risks to a tolerable level. 22.2.6 Description of the Coal Property The Kingston Mining Complex is in Raleigh, and Fayette Counties, West Virginia – is an active operation with one underground mine and one surface mine. The active underground operation within the Kingston Mining Complex (Kingston 2 Mine) utilizes two continuous mining production sections. This method provides continuity, preserving skilled work groups and enabling effective utilization of existing production equipment. The active Kingston surface mining operations employ contour, area and highwall mining methods.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

22.2.6.1 Summary of Residual Risk Ratings

Each risk factor is numbered, and a risk level for each is determined by multiplying the assigned probability by the assigned consequence. The risk levels are plotted on a risk matrix to provide a composite view of the Kingston risk profile. The average risk level is 7.6, which is defined as Moderate.

Table 22-4: Risk Assessment Matrix

Consequence		<10% Remote	10-30% Unlikely	30-60% Possible	60-90% Likely	>90% Almost Certain
Critical	>$50 MM					
Major	$10-50MM	9	11		6,16	
Moderate	$2-10 MM	1, 13	8, 15	2, 3, 4		
Minor	$0.5-$2 MM			14	5, 7, 10	
Low	<$0.5 MM			12		

22.2.7 Risk Factors

A high-level approach is utilized to characterize risk factors that are similar across a number of the active and proposed mining operations. Risk factors that are unique to a specific operation or are particularly noteworthy are addressed individually.

22.2.7.1 Geological and Coal Resource

Coal mining is accompanied by risk that, despite exploration efforts, mining areas will be encountered where geological conditions render extraction of the resource to be uneconomic, or that coal quality characteristics disqualify the product for sale into target markets.

Offsetting the geological and coal resource risk are the size of the controlled property which allows flexibility in the selection of mine areas away from areas where coal quality and mineability are less favorable. In addition, many of the underground mines are designed to operate with multiple production sections each, which lessens the immediate impact when one section encounters difficulties. The large reserve areas also provide a mitigation strategy of varying the timing of development of mines to offset expected or encountered adverse conditions, thereby maintaining consistent production and quality. This flexibility requires additional extension or development cost but increases performance consistency.

MARSHALL MILLER & ASSOCIATES, INC. 89

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

The larger reserve areas will be developed with multiple production sections and the small, replacement production reserve areas provide ready access to alternative locations if geological and coal resource characteristics require abandonment of an active production area.

Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Recoverable coal tons recognized to be significantly less than previously estimated.	Reserve base is adequate to serve market commitments and respond to opportunities for many years. Local adverse conditions may increase frequency and cost of production unit relocations.	Previous and ongoing exploration and extensive regional mining history provide a high level of confidence of coal seam correlation, continuity of the coal seams, and coal resource tons.	1	4	4	Optimize mine plan to increase resource recovery; develop mine plan to provide readily available alternate mining locations to sustain expected production level.	1	3	3
Coal quality locally proves to be lower than initially projected.	If uncontrolled, production and sale of coal that is out of specification can result in rejection of deliveries, cancellation of coal sales agreements and damage to reputation. Clean coal quality related to surface mines is justified by historical trends as opposed to exploration data.	Exploration and vast experience and history in local coal seams provide confidence in coal quality; limited excursions can be managed with careful product segregation and blending.	3	5	15	Develop mine plan to provide readily available alternate mining locations to sustain expected production level; modify coal sales agreements to reflect coal quality.	3	3	9

22.2.7.2 Environmental

Water quality and other permit requirements are subject to modification, and such changes could have a material impact on the capability of the operator to meet modified standards or to receive new permits and modifications to existing permits. Permit protests may result in delays or denials to permit applications.

Environmental standards and permit requirements have evolved significantly over the past 50 years and to-date, mining operators and regulatory bodies have been able to adapt successfully to evolving environmental requirements.

MARSHALL MILLER & ASSOCIATES, INC. 90

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 22-6: Environmental (Risks 3 and 4)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Environmental performance standards are modified in the future.	Delays in receiving new permits and modifications to existing permits; cost of testing and treatment of water and soils	Work with regulatory agencies to understand and influence final standards; implement testing, treatment, and other actions to comply with new standards.	3	4	12	Modify mining and reclamation plans to improve compliance with new standards while reducing cost of compliance.	3	3	9
New permits and permit modifications are increasingly delayed or denied.	Interruption of production and delayed implementation of replacement production from new mines.	Comply quickly with testing, treatment and other actions required; continue excellent compliance performance within existing permits.	3	4	12	Establish and maintain close and constructive working relationships with regulatory agencies, local communities, and community action groups.	3	3	9

22.2.7.3 *Regulatory Requirements*

Federal and state health and safety regulatory agencies occasionally amend mine laws and regulations. The impact is industry wide. Mining operators and regulatory agencies have been able to adapt successfully to evolving health and safety requirements.

Table 22-7: Regulatory Requirements (Risk 5)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Federal and state mine safety and health regulatory agencies amend mine laws and regulations.	Cost of training, materials, supplies and equipment; modification of mine examination and production procedures; modification of mining plans.	Participate in hearings and workshops, when possible, to facilitate understanding and implementation; work cooperatively with agencies and employees to facilitate implementation of new laws and regulations.	4	3	12	Familiarity and experience with new laws and regulations results in reduced impact to operations and productivity and improved supplies and equipment options.	4	2	8

22.2.7.4 *Market and Transportation*

Most of the current and future production is expected to be directed to domestic and international metallurgical markets. Historically the metallurgical markets have been cyclical and highly volatile.

MARSHALL MILLER & ASSOCIATES, INC. 91

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 22-8: Market and Transportation (Risk 6)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Volatile coal prices drop precipitously.	Loss of revenue adversely affects profitability; reduced cash flow may disrupt capital expenditures plan.	Cost control measures implemented; capital spending deferred.	4	5	20	High-cost operations closed, and employees temporarily furloughed.	4	4	16

Occasional delay or interruption of rail, river and terminals service may be expected. The operator can minimize the impact of delays by being a preferred customer by fulfilling shipment obligations promptly and maintaining close working relationships.

Table 22-9: Market and Transportation (Risk 7)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Rail or river transport is delayed; storage and shipping access at river and ocean terminals is not available.	Fulfillment of coal sales agreements delayed; limited coal storage at mines may increase cost of rehandling; production may be temporarily idled.	Provide adequate storage capacity at mines; coordinate continuously with railroad and shipping companies to respond quickly and effectively to changing circumstances.	4	3	12	Provide back-up storage facility along with personnel, equipment and rehandle plan to sustain production and fulfill sales obligations timely.	4	2	8

22.2.7.5 *Mining Plan*

Occupational health and safety risks are inherent in mining operations. Comprehensive training and retraining programs, internal safety audits and examinations, regular mine inspections, safety meetings, along with support of trained fire brigades and mine rescue teams are among activities that reduce accident risks. Employee health monitoring programs coupled with dust and noise monitoring and abatement reduce health risks to miners.

As underground mines are developed and extended, observation of geological, hydrogeological, and geotechnical conditions lead to modification of mine plans and procedures to enable safe work within the mine environments.

Highlighted below are selected examples of safety and external factors relevant to Alpha's operations.

22.2.7.5.1 Methane Management

Coalbed methane is potentially present in coal operations; however, the methane concentration in shallow coal seams is at such low levels that it can be readily managed with frequent testing and monitoring, vigilance mine ventilation, and routine ventilation surveys. Methane is not expected to be present in most of the Kingston property.

MARSHALL MILLER & ASSOCIATES, INC. 92

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 22-10: Methane Management (Risk 8)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Methane hazard is present in mines operating below drainage.	Injury or loss of life; possible ignition of gas and mine explosion; potential loss of mine and equipment temporarily or permanently; additional mine fan, mine power, ventilation, monitoring and examination requirements.	Low to moderate levels can be managed with frequent examinations, testing and monitoring within the mine ventilation system. Excellent rock dust maintenance minimizes explosion propagation risk should an ignition occur.	2	5	10	Very high-level methane concentrations may require coal seam degasification and gob degasification where pillar extraction methods are employed.	2	3	6

22.2.7.5.2 Mine Fires

Mine fires, once common at mine operations, are rare today. Most active coal miners have not encountered a mine fire. Vastly improved mine power and equipment electrical systems, along with safe mine practices reduce mine fire risks. Crew training and fire brigade support and training improve response for containment and control if a fire occurs. Spontaneous combustion within coal mines, which is the source of most fires that occur today, is not expected to commonly occur at the Alpha property. When spontaneous combustion conditions are present, monitoring systems are employed for early detection and mine plans are designed to facilitate isolation, containment, and rapid extinguishment.

Table 22-11: Mine Fires (Risk 9)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Mine fire at underground operation or plant stockpile fire.	Injury or loss of life; potential loss of mine temporarily or permanently; damage to equipment and mine infrastructure.	Inspection and maintenance of mine power, equipment and mine infrastructure; good housekeeping; frequent examination of conveyor belt entries; prompt removal of accumulations of combustible materials.	1	5	5	If spontaneous combustion conditions are present, enhanced monitoring and examination procedures will be implemented; mine design will incorporate features to facilitate isolation, containment, and extinguishment of spontaneous combustion locations.	1	4	4

MARSHALL MILLER & ASSOCIATES, INC. 93

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

22.2.7.5.3 Ground Control

Underground mining exposes miners to the risks of roof falls and rib rolls. Ground control-based risks can be mitigated through effective roof control plans which are supplemented with a strong understanding of future geotechnical conditions. Foremen and crews should be trained to examine the roof, rib and floor conditions and identify pending and immediate hazards. Multiple publicly available software programs can be used to assess pillar sizing and stability.

Table 22-12: Ground Control (Risk 10)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Ground control issues cause roof failures, rib rolls, floor heave, etc.	Injury or loss of life; catastrophic damage to equipment; production interruption.	Regular inspection for change and signs of failure. Dynamic design of roof control plan and safety measures to honor observed conditions and exploration-based information; conservative pillar design.	4	3	12	Multiple operating sections to mitigate any lost production; availability of new working areas in case abandonment of section is required; availability of alternative roof control technologies in case of abrupt changes in mining conditions.	4	2	8

22.2.7.5.4 Ground Water Inundation

Underground mining exposes the mine to the risk of ground water inflows and inundation. Ground water inflow risks can be mitigated through effective mine planning, by leaving adequate barrier pillars around abandoned mine workings, inseam drilling near abandoned mine workings and grouting or leaving an adequate barrier to surface streams. MSHA has established regulations and procedures for mining near water sources, including proximate abandoned mines.

Table 22-13: Groundwater Inflow (Risk 11)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Groundwater Inflows caused be hydraulic conductivity between the mine and a water source, including abandoned mines proximate to active mining areas.	Injury or loss of life; catastrophic damage to equipment; production interruption.	Design adequate barrier pillars for abandoned mined and surfaces streams.	2	5	10	Search all available records and archives to locate potential abandoned mine locations. In-Seam drill ahead of mining as necessary to identify abandoned mine locations. Grout stream crossing areas where water inflows are expected.	2	4	8

MARSHALL MILLER & ASSOCIATES, INC. 94

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

22.2.7.5.5 Availability of Supplies and Equipment

The industry has periodically had trouble receiving timely delivery of mine supplies and equipment. Availability issues often accompany increased periods for coal demand. Any future delivery of supplies and equipment delays are expected to be temporary with limited impact on production.

Table 22-14: Availability of Supplies and Equipment (Risk 12)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Disruption of availability for supplies and equipment.	Temporary interruption of production.	Force majeure provision in coal sales agreements to limit liability for delayed or lost sales.	3	2	6	Work closely with customers to assure delayed coal delivery rather than cancelled sales; monitory external conditions and increase inventory of critical supplies; accelerate delivery of equipment when possible.	3	1	3

22.2.7.5.6 Labor

Work stoppage due to labor protests are unlikely and accompanied by limited impact should it occur. Strong employee relations and communications limit the exposure to outside protesters. Loss of supervisors and skilled employees to retirement is inevitable; the impact can be lessened with succession planning, training and mentorship of new employees.

Table 22-15: Labor – Work Stoppage (Risk 13)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Work stoppage due to slowdowns or secondary boycott activity.	Loss of production and coal sales; damaged customer and employee relations; reputation loss.	Maintain excellent employee relations and communications; maintain frequent customer communications.	2	3	6	Develop plan for employee communications and legal support to minimize impact of secondary boycott activities.	1	3	3

MARSHALL MILLER & ASSOCIATES, INC. 95

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 22-16: Labor – Retirement (Risk 14)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Retirement of supervisors and skilled employees.	Loss of leadership and critical skills to sustain high levels of safety, maintenance, and productivity.	Monitor demographics closely and maintain communications with employees who are approaching retirement age; maintain employee selection and training programs.	3	3	9	Maintain selection of candidates and implementation of in-house or third-party training for electricians and mechanics; develop employee mentoring program.	3	2	6

22.2.7.6 *Comprehensive Health and Safety*

While incorporated in mine plan-based risk factors, effective health and safety programs reduce the risk of accidents, associated loss of production and fines. Currently, coal mining and processing requires a robust health and safety team, consisting of executive level health and safety roles, regional health and safety managers, and multiple operational level health and safety coordinators.

Table 22-17: Health and Safety (Risk 15)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Failure to attain operations safety standards and associated occurrence of accidents.	Injuries and possible loss of life; damage to morale and workforce confidence; loss of production and diminished productivity; regulatory issues, closures, and fines; reputation loss.	Safety and loss control awareness training to help employees recognize hazardous conditions and actions; frequent job observations and feedback; periodic employee performance reviews.	2	5	10	Senior management's active participation in safety process; utilization of motivational methods to reinforce company's values and commitment to safety; regular comprehensive safety audits to assure safety standards are maintained.	2	3	6

22.2.7.7 *Refuse Disposal*

Having sufficient refuse disposal capacity is critical to strategic long-term mine development. Production delays can be caused by the lengthy process associated with identifying, designing, and permitting future waste disposal areas.

Alpha's Kingston Mining Complex is actively pursuing additional refuse storage areas to acquire and/or permit to support the LOM reserves for the Property.

MARSHALL MILLER & ASSOCIATES, INC. 96

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Kingston Mining Complex
in Accordance with United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
West Virginia, USA

Table 22-18: Refuse Disposal (Risk 16)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Failure to acquire and/or permit refuse storage areas to support reserves	Interruption of coal preparation plant operations and increased pressure on mine/plant raw coal storage capacities.	Plant design modifications to reduce refuse volumes produced; strategic property acquisition and design of future refuse storage areas.	4	5	20	Addition of plate frame filters in plant; identify, design, and permit additional refuse facilities.	4	4	16

23 Recommendations

Alpha is continuing to work both internally and with outside assistance to further define their Resource Base and to Optimize the LOM Plan.

24 References

Publicly available information from various State and Federal agencies was used where relevant.

JOURNEL, A.G., & HUIJBREGTS, CH, J., 1978: Mining Geostatistics, The Blackburn Press Caldwell, New Jersey.

25 Reliance on Information Provided by Registrant

A summary of the information provided by Alpha relied upon by MM&A for the purposes of this TRS is provided in *Table 25-1*.

Table 25-1: Information from Registrant Relied Upon by MM&A

Category	Information Provided by Alpha	Report Section
Marketing	Long-term price forecast used in financial projections	16.2
Legal	Mineral control and surface control rights as shown on maps	3.2, 3.3
Environmental	Permit and bonding information	17.3

MARSHALL MILLER & ASSOCIATES, INC. 97

APPENDIX

A

SUMMARY TABLES

Alpha Metallurgical Resources
2025 SEC Update - Kingston Complex
Summary of Coal Resource (Short Tons) • Effective December 31, 2025
Appendix A Table 1

Mine/Area	Seam	Coal Resource (Dry Tons, In Situ)											Quality (Dry Basis)		
		By Reliability Category					By Control Type		By Permit Status		By Market Type				
		Measured	Indicated	Total	Inferred	Grand Total	Owned	Leased	Permitted	Not Permitted	Thermal	Met	Ash%	Sulfur%	VM%
Wildcat	Sewell	13,266,000	10,206,000	23,472,000	0	23,472,000	13,864,000	9,609,000	0	23,472,000	0	23,472,000	34	-	-
Kingston 2	Douglas	0	0	0	0	0	0	0	0	0	0	0	12	0.7	22
Total		13,266,000	10,206,000	23,472,000	0	23,472,000	13,864,000	9,609,000	0	23,472,000	0	23,472,000	-	-	-

Note (1): Resource tons are exclusive of reserve tons (not converted to reserve).

Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.

Note (3): The Property contains 23.47 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2025.

Totals may not add due to rounding.

Sewell is classified as a indicated due to the lack of drilling and lack of quality.

Alpha Metallurgical Resources
2025 SEC Update - Kingston Complex
Summary of Coal Reserve (Short Tons) • Effective December 31, 2025
Appendix A Table 2

Mine	Seam	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)											Quality (Dry Basis)		
		By Reliability Category			By Mining Type		By Control Type		By Permit Status		By Market				
		Proven	Probable	Total	Surface	UG	Owned	Leased	Permitted	Not Permitted	Thermal	Met	Ash%	Sulfur%	VM%
Kingston Surface		12,619,000	2,794,000	15,413,000	15,413,000	0	0	15,413,000	11,716,000	3,697,000	5,072,000	10,341,000	10	1.0	32
Kingston HWM		4,780,000	209,000	4,989,000	4,989,000	0	0	4,989,000	4,989,000	0	0	4,989,000	11	1.0	32
Wildcat	Sewell	0	9,889,000	9,889,000	0	9,889,000	532,000	9,356,000	1,828,000	8,060,000	0	9,889,000	4	0.8	22
Kingston 2	Douglas	971,000	256,000	1,227,000	0	1,227,000	23,000	1,204,000	1,166,000	61,000	0	1,227,000	6	0.8	23
Kingston 10	Douglas	1,556,000	250,000	1,807,000	0	1,807,000	0	1,807,000	421,000	1,386,000	0	1,807,000	6	1.2	-
Grand Total		19,926,000	13,398,000	33,324,000	20,402,000	12,922,000	555,000	32,769,000	20,120,000	13,204,000	5,072,000	28,252,000	9	1.0	28

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Douglas seam volatile matter analysis not available. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent.

As such, the modeled moisture values provide a level of conservatism for reserve reporting.

Totals may not add due to rounding.

AMR132 Kingston Tables (2026-02-11).xlsx • MWVS ANR Reserve Report • 2/18/2026

Page 1 of 1

APPENDIX B FINANCIAL DETAILS – RESOURCES EXCLUSIVE OF RESERVES Alpha Metallurgical Resources, Inc. Initial Economic Assessment Kingston Complex Resources Exclusive of Reserves (per Ton) Appendix B: Kingston Complex Wildcat Sewell UG In-Place Resource Tons 23,472,492 Potentially Recoverable Tons* 9,377,261 Mining Method Deep - CM Assumed Sales Realization at Plant** 150$ Inital Capex Estimate to Access Resources*** -$ Direct Mining Costs: Labor**** 30.84$ Supplies, Excluding Roof Control 13.66$ Roof Control 14.29$ M&R 18.10$ Power 1.88$ Other 2.58$ Total Direct Cash Costs**** 81.36$ Transporation, Washing, Environmental & G&A Costs: Materials Handling 14.11$ Coal Prep***** 1.50$ Raw Coal Trucking***** 17.81$ Clean Coal Trucking 1.00$ Enviro****** 0.35$ G&A 5.15$ Total Transporation, Washing, Environmental & G&A Costs: 39.91$ Indirect Cash Costs Royalty 7.50$ Black Lung Excise Tax 0.55$ SMCRA 0.12$ State Severance 3.00$ Property Tax & Insurance 2.20$ Total Indirect Cash Costs 13.37$ Non Cash Costs Amoritiztion of Development Capital -$ Depreciation of Initial Equipment and Sustaining Capital 5.49$ Depletion 1.00$ Total Non Cash 6.49$ Total Cash Cost 134.64$ EBITDA 15.36$ Fully Loaded Cost 141.13$ Fully Loaded P&L 8.87$ Passes Resource Iniital Economic Assessment? YES *Potentially recoverable tons are calculated by applying appropriate modifying factors to in-place resource tonnages **Sales relization represents estimated long range sales price. ***Initial development has already occurred. ****Labor rates are driven based off of super section productivities assuming 250 to 300 feet per unit shift per section. *****Processing assumed to occur at Mammoth Plant for Sewell tons. ******Environmental costs assumed to include permiting, outfall maintenance, etc. *******Resource tons are on a pre-depletion basis. AMR132 Kingston Initial Economic Assessment Resources Exclusive of Reserves 123125 123124_sp121125.xlsx Page 1 of 1

APPENDIX C MAPS Kingston No. 2 Area Final map located in Kingston Resoures office Final map located in Kingston Resoures office M.A.E. Mine SE No.6 M.A.E.SE No.7Mine SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA Kingston No. 10 Area 5000' Scale In Feet 0 Data Point Location Map UG-1 Kingston Area Douglas Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/25 Previous Underground Mining N Resource Inclusive of Reserve / Converted to Reserve

Wildcat Mine Area 1.5 Scale In Miles 0 Data Point Location Map UG-2 Kingston Area Sewell Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/25 Previous Underground Mining N Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve Lo ng L ittle F ork East Kingston Mines C re ek Mines S ki tte r Cr ee k FAYETTE RALEIGH CO CO Kingston M ilb ur n Mossy Moss y Paint Creek Cr ee k F o rk B is h o p Creek Fulto n Mine Mine Mine Mines Mine Mines Mine Mine Mines Mine Mines Mines Mine Mines Mine Kingston Plant Coalburg and Stockton N Alpha Metallurgical Resources, LLC Map K-2 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve ko01/26Bluefield, VAAMR132 Map K-2-CB-STK.dwg Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

Skitter
Creek
Kingston Plant
Kingston
East Kingston
Mossy
Little Fork
Creek
Mossy
Point
Fork
Bishop
FAYETTE CO
RALEIGH CO
Creek
Mines
Mine

Data Point Location

Previous Surface Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

Contour / Area Reserve

0 3000
Scale In Feet

AMR132 Bluefield, VA 01/26 ko
Map K-3-UWIN-LCB.dwg

Map K-3
Kingston
Upper Winifrede Through Lower Coalburg

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27


Skitter
Creek
Kingston Plant
Kingston
East Kingston
Mossy
Little Fork
Creek
Mossy
Point
Fork
Bishop
FAYETTE CO
RALEIGH CO
Creek
Mines
Mine

Data Point Location

Previous Surface Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

Contour / Area Reserve

HWM Reserve Chilton Rider - Chilton A, Chilton A Lower Split, Chilton A Upper Split and Upper Chilton A Highwall Miner Not Shown

0 3000
Scale In Feet

AMR132 Bluefield, VA 01/26 ko
Map K-4-CHILR-LWIN.dwg

Map K-4
Kingston
Chilton Rider Through Lower Winifrede

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Kingston Plant
East Kingston
Kingston
Mossy
Skitter
Creek
Bishop
Fork
Paint
Mossy
Creek
FAYETTE CO
RALEIGH CO
Mines
Mine

Data Point Location

Previous Surface Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

Contour / Area Reserve

HWM Reserve - Upper Hernshaw
Highwall Miner Not Shown

0 3000
Scale In Feet

AMR132 Bluefield, VA 01/26 ko
Map K-5-LHRN-CHIL.dwg

Map K-5
Kingston
Lower Hernshaw Through Chilton

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27


Kingston Plant
East Kingston
Kingston
Mossy
Skitter
Creek
Fulton
Bishop
Fork
Mossy
FAYETTE CO
RALEIGH CO
Mines
Mine

Data Point Location

Previous Surface and Underground Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

Contour / Area Reserve

HWM Reserve - Upper Cedar Grove
Upper and Lower Splits Highwall Miner Not Shown

0 3000
Scale In Feet

AMR132 Bluefield, VA 01/26 ko
Map K-6-MCG-UCGUS

Map K-6
Kingston
Middle Cedar Grove and Upper Cedar Grove Upper and Lower Splits

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Creek
KANAWHA CO
FAYETTE CO
RALEIGH CO
FAYETTE CO
RALEIGH CO
Skitter
Kingston Plant
Creek
East Kingston
Mossy
Kingston
Kilburn
Fulton
Creek
Fork
Bishop
Fulton Cr
Mine

MARSHALL MILLER & ASSOCIATES

AMR132 Bluefield, VA 01/26
Map K-7-PEERLS-PEERUS ko

- Data Point Location
- Previous Surface and Underground Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

- Contour / Area Reserve
- HWM Reserve

0 3000
Scale In Feet

Map K-7
Kingston
Peerless Lower and Upper Splits

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27


Creek
KANAWHA CO
FAYETTE CO
RALEIGH CO
FAYETTE CO
RALEIGH CO
Skitter
Kingston Plant
Creek
East Kingston
Mossy
Kingston
Kilburn
Fulton
Creek
Fork
Bishop
Fulton Cr
Mine

MARSHALL MILLER & ASSOCIATES

AMR132 Bluefield, VA 01/26 ko
Map K-8-L2GAS-U2GAS

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

- Contour / Area Reserve
- HWM Reserve

0 3000
Scale In Feet

Map K-8
Kingston
Lower and Upper 2 Gas

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27

C 38 C 40 East Kingston Mines C re ek Mines S ki tte r Cr ee k Mines FAYETTE RALEIGH CO CO Kingston M ilb ur n Mossy F o rk B is h o p Artie Creek Fulto n Mine Mine Mine Mines Mine Mines Mine Mines Mine Mines Mines Mine Mines Mine Creek Cabin F u lto n C r KA N AW H A FA Y E TT E C O C O RALEIGH CO Kingston Plant N Alpha Metallurgical Resources, LLC Map K-9 Kingston Powellton Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map K-9-POW.dwg Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 East Kingston Mines C re ek Mines S ki tte r Mines FAYETTE RALEIGH CO CO Kingston M ilb ur n Mossy F o rk B is h o p Artie Creek Fulto n Mine Mine Mine Mines Mine Mines Mine Mines Mine Mines Mines Mine Mines Mine Creek F u lto n C r KA N AW H A FA Y E TT E C O C O RALEIGH CO Kingston Plant Upper Eagle Through Powellton Lower Split N Alpha Metallurgical Resources, LLC Map K-10 Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve ko01/26Bluefield, VAAMR132 Map K-10-UEAG.dwg Previous Surface / Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25